SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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IMATION CORP.

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IMATION CORP.
1099 Helmo Ave. N. Suite 250
Oakdale, Minnesota 55128

May 9, 2016

Dear Imation Corp. Shareholders:

You are cordially invited to attend the Imation Corp. 2016 Annual Meeting of Shareholders. We will hold the meeting on Friday, June 24, 2016, at 10:00 a.m., local time, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166-4193. The record date for the Annual Meeting is April 27, 2016. If you held our common stock as of the close of business on that date, you are entitled to vote at the Annual Meeting. During the meeting, we will discuss each item of business described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you expect to attend, please vote your shares either by telephone, Internet or mail so your shares will be represented at the Annual Meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials or proxy card you received for the Annual Meeting.

Sincerely,

/s/ Robert B. Fernander
Interim Chief Executive Officer

IMATION CORP.
1099 Helmo Ave N. Suite 250
Oakdale, Minnesota 55128

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 24, 2016

To the Shareholders of Imation Corp.:

The 2016 Annual Meeting of Shareholders of Imation Corp. will be held on Friday, June 24 2016, at 10:00 a.m., local time, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166-4193. The purpose of the meeting is to:

1.	Elect Robert Searing and Alex Spiro as Class II directors, with terms expiring at our 2019 Annual Meeting of Shareholders.
2.	Approve, on an advisory basis, the compensation of Imation’s named executive officers for 2015, as described in this Proxy Statement;
3.	Approve the 382 Rights Agreement, dated as of August 7, 2015 (the “382 Rights Agreement”), by and between Imation Corp. and Wells Fargo Bank, N.A., as Rights Agent.
4.	Approve amendments (the “Stock Plan Amendments”) to the Imation Corp. 2011 Stock Incentive Plan, as amended and restated (2013) (the “Stock Incentive Plan”). If adopted by our shareholders, the Stock Plan Amendments would:
•	increase the number of shares of our common stock that may be issued pursuant to stock-based awards made under the Stock Incentive Plan by 1,300,000 shares to a total of 7,343,000 shares;
•	allow for up to 5% of the shares authorized under the Stock Incentive Plan to be granted in the form of full-value awards without a one-year minimum vesting period (e.g., merit-based awards);
•	limit our Compensation Committee’s discretionary authority to accelerate the vesting of awards under the Stock Incentive Plan to situations involving a change in control or a participant’s death or disability;
•	replace automatic acceleration of outstanding awards upon a change in control (“single trigger” vesting) with a requirement that the participant experience a qualifying termination in connection with or within two years following a change in control (“double trigger” vesting), unless the surviving entity does not assume or substitute the outstanding awards;
•	include a limited definition of “change in control” specifically applicable to awards granted under the Stock Incentive Plan; and
•	remove the ability to transfer stock awards.
5.	Approve the issuance of up to 15% of the Company’s outstanding shares of common stock to the Clinton Group, Inc. to pay incentive fees that become due from the Company’s Clinton Lighthouse investment, if necessary (the “Stock Issuance Proposal”).
6.	Consider and vote upon any adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of proposals 3, 4 or 5 (the “Adjournment Proposal”);
7.	Transact such other business that may properly come before the meeting or any adjournment or adjournments thereof.

These items are more fully described in the Proxy Statement.

The record date for the meeting is April 27, 2016. If you held our common stock as of the close of business on that date, you are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Danny Zheng
Chief Financial Officer and Secretary

Oakdale, Minnesota
May 9, 2016

IMPORTANT NOTICE

PLEASE VOTE BY TELEPHONE OR INTERNET, OR YOU CAN ALSO MARK, DATE, SIGN AND PROMPTLY MAIL THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. WHEN YOU SUBMIT YOUR VOTE. PLEASE ALSO INDICATE WHETHER YOU ARE PLANNING TO ATTEND THE MEETING.

i

ii

IMATION CORP.

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 24, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

Voting Procedures

We are providing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Imation Corp. (“Imation,” “we,” “our” or “us”) for use at our Annual Meeting of Shareholders on June 24, 2016 and at all adjournments. The record date for the meeting is April 27, 2016. If you held our common stock as of the close of business on that date, you are entitled to vote at the Annual Meeting. As of April 27, 2016, there were approximately 37,158,371 shares of our common stock, $.01 par value, outstanding. You have one vote for each share of common stock you hold, and there is no cumulative voting. The shares of common stock we hold in our treasury will not be voted and will not be counted at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote.

We first made this Proxy Statement available to our shareholders on or about May 12, 2016.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent to most of our shareholders the Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2015 Annual Report online. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail, unless they request to receive one.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 24, 2016: This Proxy Statement and our 2015 Annual Report are available at https://www.eproxyaccess.com/imn

To vote your shares, please follow the instructions on the Notice you received for our Annual Meeting of Shareholders. If you received paper copies of our proxy materials, we have enclosed a proxy card for you to use to vote your shares. In order to register your vote, complete, date and sign the proxy card and return it in the enclosed envelope or vote your proxy by telephone or Internet in accordance with the voting instructions on the proxy card.

You have several choices on each item to be voted upon at the Annual Meeting.

For the election of Robert Searing and Alex Spiro as Class II directors, with terms expiring at our 2019 Annual Meeting of Shareholders, you can:

•	vote “FOR” any nominated director;
•	vote “AGAINST” any nominated director; or
•	“ABSTAIN” from voting for any nominated director.

For the advisory vote to approve the compensation of our named executive officers for 2015, you can:

•	vote “FOR” the advisory approval of the compensation for the named executive officers for 2015;
•	vote “AGAINST” the advisory approval of the compensation for the named executive officers for 2015; or
•	“ABSTAIN” from voting on the advisory approval of the compensation for the named executive officers for 2015.

For the vote to approve the 382 Rights Agreement, you can:

•	vote “FOR” the approval of the 382 Rights Agreement;
•	vote “AGAINST” the approval of the 382 Rights Agreement; or
•	“ABSTAIN” from voting on the approval of the 382 Rights Agreement.

For the vote to approve the Stock Plan Amendments, you can:

•	vote “FOR” the approval of the Stock Plan Amendments;
•	vote “AGAINST” the approval of the Stock Plan Amendments; or
•	“ABSTAIN” from voting on the approval of the Stock Plan Amendments.

For the approval of the Stock Issuance Proposal, you can

•	vote “FOR” the approval of the Stock Issuance Proposal;
•	vote “AGAINST” the approval of the Stock Issuance Proposal; or
•	“ABSTAIN” from voting on the approval of the Stock Issuance Proposal

For the vote to approve the Adjournment Proposal, you can:

•	vote “FOR” the approval of the Adjournment Proposal;
•	vote “AGAINST” the approval of the Adjournment Proposal; or
•	“ABSTAIN” from voting on the approval of the Adjournment Proposal.

If you do not specify on your proxy card (or when giving your proxy on the Internet) how you want to vote your shares, your shares will be voted FOR the election of all directors as nominated, FOR the advisory approval of compensation for the named executive officers for 2015, FOR the approval of the 382 Rights Agreement, FOR the approval of the Stock Plan Amendments, FOR the approval of the Stock Issuance Proposal and FOR the approval of the Adjournment Proposal.

If you change your mind after you vote your shares, you can revoke your proxy at any time before it is actually voted at the Annual Meeting by:

•	sending written notice of revocation to our Secretary;
•	submitting a signed proxy with a later date;
•	voting by telephone or the internet on a date after your prior telephone or internet vote; or
•	attending the meeting and withdrawing your proxy.

You can also be represented by another person present at the meeting by executing a proxy designating that person to act on your behalf.

If you “abstain” on any matter, your shares will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote but will not be considered to have been voted on the matter. Therefore, abstentions will have the same effect as a vote “against”. If you hold shares in “street name” and you do not provide voting instructions to your broker, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the New York Stock Exchange. In that case, your shares will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote on that proposal. Your broker does not have discretionary authority to vote your shares on any of the proposals.

You may also vote in person at the meeting. If you are a stockholder of record with shares registered in your name, simply come to the 2016 Annual Meeting and we will provide you a ballot. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid proxy from your broker, bank or other agent to vote in person at the meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If you would like to consent to receive our proxy materials and annual reports electronically in the future, please go to our website www.imation.com. Click on “Investor Relations,” then “Financial and Investor Information” and “Shareholder Information.” In the Shareholder Information section, follow the instructions to submit your electronic consent.

Proxy Solicitation

We will pay the costs of preparing, printing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement, including the reimbursement to banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners. We have retained Okapi Partners LLC (“Okapi”) to help solicit proxies from shareholders for the Annual Meeting for a fee of $25,000 plus reimbursement for certain out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally, via the Internet, by telephone or facsimile by our regular employees without additional compensation, as well as by employees of Okapi.

Security Ownership of Certain Beneficial Owners

The table below shows the number of shares of our outstanding common stock as of April 25, 2016, held by each person that we know owns beneficially (as defined by the Securities and Exchange Commission for proxy statement purposes) more than 5% of any class of our voting stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Ariel Investments, LLC 200 East Randolph Street, Suite 2900 Chicago, IL 60601	7,232,839	(1)	19.41%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	5,141,267	(2)	13.80%
Private Capital Management, LLC 8889 Pelican Bay Boulevard, Suite 500 Naples, FL 34108	3,584,055	(3)	9.62%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,059,857	(4)	8.21%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	1,934,249	(5)	5.19%

(1)	A Schedule 13G/A was filed with the Securities and Exchange Commission on February 12, 2016 by Ariel Investments, LLC (“Ariel”), an investment advisor, reporting beneficial ownership of 7,232,839 shares of our common stock. Of such shares, Ariel reported that it had sole voting power with respect to 5,341,011 shares and sole dispositive power with respect to 7,232,839 shares.
(2)	A Schedule 13G/A was filed with the Securities and Exchange Commission on January 27, 2016 by Wells Fargo & Company (“Wells Fargo”) reporting beneficial ownership on a consolidated basis of 5,141,267 shares of our common stock. Of such shares, Wells Fargo reported that it had sole voting power with respect to 1,987 shares, sole dispositive power with respect to 1,987 shares, shared voting power with respect to 4,706,538 shares and shared dispositive power with respect to 5,139,260 shares. Wells Capital Management Incorporated, a wholly owned subsidiary, is an investment advisor that beneficially owns 4,663,123 shares of common stock, over which it has shared voting power with respect to 1,777,863 shares, shared dispositive power with respect to 4,663,123 shares and sole voting power and dispositive power with respect to 0 shares. Wells Fargo Fund Management LLC, a wholly owned subsidiary, is an investment advisor that beneficially owns 2,466,118 shares of common stock, over which it has shared voting power and shared dispositive power. Wells Fargo filed the report as a parent holding company for Wells Capital Management Incorporated (Investment Advisor), Wells Fargo Advisors, LLC (Broker-Dealer), Wells Fargo Funds Management, LLC (Investment Advisor) and Wells Fargo Bank, National Association (Bank), each of which is a subsidiary of Wells Fargo.
(3)	A Schedule 13G/A was filed with the Securities and Exchange Commission on February 11, 2016 by Private Capital Management, LLC (“Private Capital”) reporting beneficial ownership of an aggregate of

3,584,055 shares of our common stock. Of such shares, Private Capital reported that it had sole voting power and sole dispositive power with respect to 913,340 shares and shared voting power and dispositive power with respect to 2,670,715 shares. Private Capital is an investment company and exercises shared voting authority with respect to shares held by those Private Capital clients that have delegated proxy voting authority to Private Capital. Private Capital disclaims beneficial ownership of shares over which it has dispositive power and disclaims the existence of a group.
(4)	A Schedule 13G/A was filed with the Securities and Exchange Commission on February 9, 2016 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership of an aggregate of 3,059,857 shares of our common stock. Of such shares, Dimensional reported that it had sole voting power with respect to 3,021,167 shares and sole dispositive power with respect to 3,059,857 shares. Dimensional is an investment advisor/sub-advisor/manager to certain funds and as investment advisor/sub-advisor/manager, Dimensional possesses investment and/or voting power of the securities of the funds and may be deemed to be the beneficial owner of the shares held by the funds. Dimensional disclaims beneficial ownership of the shares held by the funds.
(5)	A Schedule 13G was filed with the Securities and Exchange Commission on January 28, 2016 by BlackRock Inc. (“BlackRock”) reporting beneficial ownership of an aggregate of 1,934,249 shares of our common stock. Of such shares, BlackRock reported that it had sole voting power with respect to 1,911,824 shares and sole dispositive power with respect to 1,934,249 shares. BlackRock filed the report as a parent holding company for BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC.

Security Ownership of Management

The table below shows the number of shares of our common stock beneficially owned as of April 25, 2016 by each director, each nominated director, each officer named in the Summary Compensation Table in this Proxy Statement and all directors and executive officers as a group. Except as otherwise indicated, the named person has sole voting and investment powers with respect to the shares held by that person, and the shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Joseph A. De Perio	102,620	*
Geoff Barrall	78,767	*
Tracy McKibben	—	*
Donald H. Putnam	—	*
Robert Searing	—	*
Alex Spiro	—	*
Robert B. Fernander	695,377	1.87%
Barry L. Kasoff	6,398	*
Gregory J. Bosler	—	*
Mark E. Lucas	432,593	1.16%
Scott J. Robinson	12,296	*
John P. Breedlove	10,828	*
R. Ian Williams	59,823	*
All Directors and Executive Officers as a Group (8 persons)	883,162	3.75%

*	Indicates ownership of less than 1%.
(1)	In addition to the unrestricted shares held by the named individuals, the shares shown include (i) the following shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 18, 2016: Dr. Barrall, 50,000 shares; and all directors and executive officers as a group, 50,000 shares; (ii) the following shares allocated as of March 10, 2015 to the accounts of participants under the Imation Retirement Investment Plan: Mr. Lucas, 36,724 shares; and Mr. Williams, 10,063 shares; and all executive officers as a group, 46,787 shares; (iii) the following shares of common stock expected to vest on May 26, 2016: Mr. De Perio, 26,882; Mr. Fernander, 10.672; Mr. Kasoff, 6,398 shares; and all executive officers as a group, 43,952. The holders of restricted stock have voting power but no investment power with respect to those shares. The participants in the Imation Retirement Investment Plan have shared voting and investment power with respect to such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. We are required to identify any of those individuals who did not file such reports on a timely basis. We believe that during 2015 all of our directors and executive officers complied with their Section 16(a) filing requirements, except for the following: a late Form 4 was filed on May 27, 2015 on behalf of Greg J. Bosler reporting a sale on May 22, 2015 of 153,993 shares of restricted stock units; a late Form 4 was filed on May 27, 2015 on behalf of John P. Breedlove reporting a sale on May 22, 2015 of 86,724 shares of restricted stock units; a late Form 4 was filed on May 27, 2015 on behalf of Lucas E. Mark reporting a sale on May 22, 2015 of 582,232 shares of restricted stock units; a late Form 4 was filed on May 27, 2015 on behalf of Ian Williams reporting a sale on May 22, 2015 of 115,496 shares of restricted stock units; a late Form 4 was filed on May 27, 2015 on behalf of Scott Robinson reporting a sale on May 22, 2015 of 86,349 shares of restricted stock units; a late Form 3 was filed on September 8, 2015 on behalf of Alex Spiro reporting no ownership of restricted stock units on August 26, 2015; a late Form 3 was filed on September 8, 2015 on behalf of Robert Searing reporting no ownership of restricted stock units on August 26, 2015; a late Form 3 was filed on September 8, 2015 on behalf of Tracy McKibben reporting no ownership of restricted stock units on August 26, 2015.

Related Person Transactions and Related Person Transaction Policy

2015 was a year of significant change for Imation. At the Company’s 2015 Annual Meeting of Shareholders, shareholders elected the three directors nominated by Clinton Relational Opportunity Master Fund, L.P. (the “Clinton Group”), Messrs. De Perio, Fernander and Kasoff, replacing three incumbent directors who were standing for reelection. The related person transactions disclosed in this section for Messrs. Fernander, Kasoff and Barrall all represent the Board’s efforts to swiftly install an interim management to lead the Company and execute the widespread restructuring and business planning.

On August 17, 2015, Imation entered into a consulting agreement with Mr. Fernander to perform certain services including assisting the Company with a review and assessment of the Nexsan and IronKey businesses of the Company, for which he received consulting fees of $25,000 per week, subject to termination by the Company on a one week’s notice. For the year ended December 31, 2015, the Company paid $300,000 to Mr. Fernander for these services.

On September 27, 2015, the Board of Directors appointed Mr. Fernander to serve as Interim Group President of Tiered Storage and Security Solutions, effective September 28, 2015, and terminated the consulting agreement with Mr. Fernander.

On August 17, 2015, the Board appointed Mr. Kasoff to serve as Interim President of the Company effective August 19, 2015. Effective October 14, 2015, in connection with the appointment of Mr. Fernander to the position of Interim Chief Executive Officer, the Board appointed Mr. Kasoff as Chief Restructuring Officer at the same level of compensation he received as Interim President. Effective November 25, 2015, the Board of Directors appointed Mr. Kasoff to also serve as the Company’s Interim Chief Financial Officer.

Mr. Kasoff also serves as president of Realization Services, Inc. (“RSI”), a management consulting firm specializing in assisting companies and capital stakeholders in troubled business environments. Pursuant to a consulting agreement between the Company and RSI dated August 17, 2015 and subsequent amendments, RSI performed consulting services for the Company for the period from August 8, 2015 to March 30, 2016, unless terminated earlier by the Company, including assisting the Company with a review and assessment of the Company’s business and the formulation of a business plan to enhance shareholder value going forward. RSI received consulting fees of $85,000 per week from the Company under the terms of the Agreement, plus up to an additional $225,000 for services for the period from August 26, 2015 through September 18, 2015. For the period September 19, 2015 to November 16, 2015, RSI received consulting fees of $125,000 per week. For the period from November 17, 2015 through the remaining term of the agreement, RSI received up to $172,000 per week. For the year ended December 31, 2015, the Company paid $3.0 million to RSI, which is recorded in restructuring and other charges.

On August 31, 2015, Imation entered into a consulting agreement with Geoff Barrall, a member of the Board pursuant to which Mr. Barrall will perform certain services, including formulating a business plan and budget for the Company which is subject to termination by the Company on a one week’s notice. The consulting agreement with Mr. Barrall was terminated on October 12, 2015. For the year ended December 31, 2015, the Company paid $200,000 to Mr. Barrall in connection with his consulting agreement which, is recorded in restructuring and other charges.

On October 14, 2015, Imation acquired substantially all of the equity of Connected Data, Inc. (“CDI”) for approximately $6.7 million in cash, shares of Imation common stock and repayment of debt. Mr. Barrall is the founder and, at the time of acquisition, was also the Chief Executive Officer of CDI. In consideration for his CDI common shares and options to purchase CDI common shares, Mr. Barrall received approximately $184,000 at the time of the acquisition and he will be eligible to receive up to an additional $260,000 to the extent certain CDI revenue targets are achieved for the 3 consecutive six-month periods commencing January 1, 2016.

Mr. De Perio currently serves as Senior Portfolio Manager of the Clinton Group. During the third quarter of 2015, the Board authorized reimbursement to the Clinton Group for its documented expenses related to proxy contest fees for 2015 for $0.6 million. The fees were paid in 2015.

In January 2016, the Board of Directors approved investing up to 25% of the Company’s excess cash in investment funds with the focus on producing attractive risk-adjusted rates of return while maintaining liquidity. On February 8, 2016, the Company entered into a subscription agreement to invest up to $20 million of its excess cash from various Company subsidiaries in the Clinton Lighthouse Equity Strategies Fund (Offshore) Ltd. (“Clinton Lighthouse”). Clinton Lighthouse is a market neutral fund which provides daily liquidity to its investors. Clinton Lighthouse is managed by Clinton Group, Inc. (“Clinton”). Pursuant to the arrangement, Clinton agreed to waive its customary management fee and agreed to the receipt of any consideration pursuant to incentive compensation in the form of Imation common stock at a value of $1.00 per share. The closing price of the Company’s common stock on February 8, 2016 was $0.65. The Board of Directors, in conjunction with management, reviewed various funds and voted to approve this investment, with Mr. De Perio abstaining from the vote. On March 17, 2016, the Board of Directors approved the elimination of the 25% limitation on the amount of the Company’s excess cash that may be invested, such that the Company may now invest up to $35 million of its excess cash in Clinton Lighthouse. On April 29, 2016, the Company and Clinton entered into an amended and restated agreement in order to adjust the price at which Imation stock would be valued for purposes of paying the incentive fee thereunder from $1.00 to $1.80 beginning May 1, 2016, subject to adjustment based on the volume weighted average price of Imation’s common stock. The Company has not made any payments under the agreement and the amended and restated agreement is subject to the Company’s receipt of shareholder approval of the issuance of common stock contemplated by the agreement. Following the payment of any incentive fees to Clinton, Mr. De Perio intends to cease to be a member of our audit and compensation committees.

TDK Corporation (“TDK”) owned approximately 18 percent of the Company’s shares as of December 31, 2014 as a result of the arrangement to acquire the rights to the TDK Life on Record brand under an exclusive long-term license from TDK. In connection with this arrangement, we entered into a supply agreement, dated July 31, 2007, with TDK (“Supply Agreement”). On September 28, 2015, the Company entered into an agreement with TDK providing for the transfer of 6,675,764 shares of Imation common stock from TDK to Imation, the termination of the Company’s license agreement with TDK and the termination of certain rights of TDK under its Investor Rights Agreement with the Company. The shares of Imation common stock were transferred back to Imation on October 29, 2015. The transaction resulted in receipt of $13.6 million of Imation stock (subsequently recorded into treasury shares), the transfer back to TDK of the rights to the TDK brand (which had a carrying value of $4.5 million at the time of the transaction) and an associated gain of $9.1 million. The gain is recorded in restructuring and other charges for the year ended December 31, 2015.

Related Person Transaction Policy

On February 6, 2007, the Audit and Finance Committee of the Board of Directors adopted a written policy regarding transactions with related persons. In accordance with the policy, the Audit and Finance Committee is responsible for the review and approval of all transactions with related persons that are required to be disclosed under the rules of the Securities and Exchange Commission. Under the policy, a “related person” includes any of our directors or executive officers, certain of our shareholders and any of their respective immediate family members. The policy applies to transactions in which Imation is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A related person’s material interest in a transaction is to be determined based on the significance of the information to investors in light of all the circumstances. Under the policy, management is responsible for disclosing to the Audit and Finance Committee all material information related to any covered transaction. The Audit and Finance Committee may use any process and review any information that it determines is reasonable under the circumstances in order to determine whether the covered transaction is fair and reasonable and on terms no less favorable to Imation than could be obtained in a comparable arms-length transaction with an unrelated third party.

BOARD OF DIRECTORS

Corporate Governance

Corporate Governance Guidelines

Our Board of Directors is committed to sound and effective corporate governance practices. Our Board of Directors has adopted Corporate Governance Guidelines (“Guidelines”) which describe the Board’s governance principles and procedures. The Guidelines, which comply with the criteria established under the New York Stock Exchange listing standards, cover director qualifications and retirement policy, director responsibilities, Board committees, director access to officers and employees, director compensation, director orientation and continuing education, Chief Executive Officer evaluation and management succession, and the annual performance evaluation of the Board. The Guidelines are available on our website. The Internet address for our website is www.imation.com and the Guidelines can be found on our “Corporate Governance” page, which can be accessed from the “Investor Relations” page, which can be accessed from the main web page.

Code of Ethics

We have had a Business Conduct Policy in place since our inception that applies to all employees and our Board of Directors. The Business Conduct Policy is available on our website. The Internet address for our website is www.imation.com. The Business Conduct Policy may be found on our “Corporate Governance” page, which can be accessed from the “Investor Relations” page, which can be accessed from the main web page.

Annual Meeting Attendance Policy

Directors are expected to attend our Annual Meeting of Shareholders. All six of our then current directors attended our 2015 Annual Meeting of Shareholders.

Communications with the Board

Our Board of Directors has a process in place for interested parties to communicate directly with our directors. If any interested party wants to make concerns known to our Board of Directors, non-management directors or Non-Executive Chairman, communication can be sent to directors@imation.com or Imation Corp., P.O. Box 64898, St. Paul, MN 55164-0698, Attn: Board of Directors. Communications sent to directors@imation.com or the mailing address will be sent to the Chairman of the Board who will then circulate the communications to the Board members as appropriate.

Director Independence and Determination of Audit Committee Financial Expert

Our Board of Directors reviewed the independence of our directors and nominees in February 2016. The Board made this review to determine whether any of the relationships or transactions described below, if existing, were inconsistent with a determination that the director or nominee is independent. During this review, our Board reviewed:

•	whether there were any transactions or relationships between each director, nominee or any member of his or her immediate family and us and our subsidiaries and affiliates; and
•	whether there were any relationships between the directors or nominees and senior management and between directors or nominees and our independent registered public accounting firm.

Other than Robert Fernander and Barry Kasoff, who are all employee directors, none of the directors or nominees had any material relationship with us that would interfere with their independence from management. Therefore, the Board affirmatively determined that all of the directors and nominees, other than Robert Fernander and Barry Kasoff, are independent as defined under the New York Stock Exchange listing standards.

In March 2016, the Board also reviewed whether the Audit and Finance Committee had an audit committee financial expert as defined in the Securities and Exchange Commission rules. The Board reviewed the skills and experience required under the rules and determined that Messrs. De Perio and Searing qualify as audit committee financial experts as defined under those rules.

Non-Executive Chairman

The Board believes it is appropriate to separate the office of Chairman of the Board from the office of the Chief Executive Officer in order to preserve and strengthen the oversight role of the Board of Directors. The Board believes it is the Chairman of the Board’s responsibility to run the Board and the Chief Executive Officer’s responsibility to run our company. For these reasons, the Board determined that it is in the shareholders’ best interest to have an independent chairman whose sole job is leading the Board of Directors and in 2007 appointed a Non-Executive Chairman who is not part of our management. The Board reviews periodically whether to retain the Non-Executive Chairman position and, as long as the position is retained, will review, at least once per year, who the Non-Executive Chairman will be. As long as there is a Non-Executive Chairman of the Board, the Board will not designate a lead director. The Non-Executive Chairman is responsible for coordinating activities of, and communication with, the Board, including leading the meetings of the Board of Directors and the executive sessions of the non-management directors; facilitating communications between the directors and management; establishing the agenda for Board meetings; working with the Chief Executive Officer and the Board on defining a process for developing corporate strategy and providing oversight and guidance in its development; and for other matters as determined by the Board from time to time. Joseph A. De Perio was appointed the Non-Executive Chairman in August 2015 for a term ending at the 2016 Annual Meeting of Shareholders.

Meetings of the Board and Board Committees

Meetings of the Board

During 2015, the Board of Directors held a total of thirty-two meetings, and the various committees of the Board met a total of eighteen times. Each incumbent director attended at least 75% or more of the total meetings of the Board of Directors and the Board committees on which the director served. The non-management directors of the Board met at scheduled executive sessions at each Board meeting. The Non-Executive Chairman, currently Joseph A. De Perio, presided at these sessions.

Committees of the Board

The standing committees of the Board of Directors are the Audit and Finance Committee, Compensation Committee and Nominating and Governance Committee. Each of the Board committees has adopted a written charter which describes the functions and responsibilities of the committee. The charters for our Audit and Finance Committee, Compensation Committee and Nominating and Governance Committee are available on our website. The Internet address for our website is www.imation.com. The charters are on our “Corporate Governance” page, which can be accessed from the “Investor Relations” page, which can be accessed from the main web page. The Board also establishes subcommittees from time to time to review particular issues such as material merger and acquisition activity.

Audit and Finance Committee

Members:	Three non-employee directors:
Messrs. De Perio (Chair), Searing and Spiro. Messrs. Brausen, Matthews and LaPerch served on the Committee until their departures from the Imation Board in May (Matthews) and August (Brausen and LaPerch) 2015. During their term served, each of the members of the Audit and Finance Committee has been an independent director as defined under the New York Stock Exchange listing standards and the rules of the Securities and Exchange Commission.
Number of meetings in 2015: Ten
Functions:
•	Reviews our consolidated financial statements, including accounting principles and practices
•	Appoints or replaces our independent registered public accounting firm and approves the scope of its audit services and fees

•	Reviews and approves non-audit services performed by and fees of our independent registered public accounting firm
•	Reviews our compliance procedures and scope of internal controls
•	Reports to the Board of Directors on the adequacy of financial statement disclosures and adherence to accounting principles
•	Reviews financial policies which may impact our financial statements
•	Oversees our internal audit function with the Manager of Internal Audit reporting directly to the Audit and Finance Committee
•	Monitors compliance with financing agreements
•	Monitors the functions of our Pension and Retirement Committee
•	Reviews and approves any related person transactions under our related person transaction policy

Under our Guidelines, no director may serve on a total of more than three public company audit committees. All of our directors are in compliance with that provision of our Guidelines.

Compensation Committee

Members:	Three non-employee directors:
Mr. De Perio (Chair), Ms. McKibben and Mr. Spiro. Messrs. Brausen, LaPerch and Stevens served on the Committee until their departures from the Board in May (Stevens) and August (Brausen and LaPerch). Dr. Barall served on the Committee until he was determined to no longer be independent in August 2015. During their term of service, each of the members of the Compensation Committee has been an independent director as defined under the New York Stock Exchange listing standards.
Number of meetings in 2015: Four
Functions:
•	Reviews and approves compensation and benefits programs for our executive officers and key employees
•	Oversees executive evaluation process and approves compensation for executives other than the Chief Executive Officer
•	Reviews and recommends Chief Executive Officer compensation to the independent directors
•	Reviews executive stock ownership guidelines and progress in meeting the guidelines
•	Oversees implementation of certain stock and compensation plans

Nominating and Governance Committee

Members:	Three non-employee directors:
Mr. De Perio (Chair), Ms. McKibben and Mr. Searing. Messrs. LaPerch, Matthews and Stevens on the Committee until their departures from the Board in May (Matthews and Stevens) and August (LaPerch). Dr. Barall served on the Committee until he was determined to no longer be independent in August 2015. During their term served, each of the members of the Nominating and Governance Committee has been an independent director as defined under the New York Stock Exchange listing standards.
Number of meetings in 2015: Four
Functions:
•	Advises and makes recommendations to the Board on all matters concerning directors (such as independence evaluations, committee assignments, director compensation and director stock ownership guidelines) and corporate governance matters

•	Advises and makes recommendations to the Board on the selection of candidates as nominees for election as directors
•	Reports to the Board on succession planning, including succession in the event of retirement of the Chief Executive Officer
•	Oversees the evaluation of the Chief Executive Officer

Risk Oversight

Our Board of Directors has responsibility for risk oversight, focusing on our overall risk management strategy, our degree of tolerance for risk, and the steps management is taking to manage our risks. Management reports on its risk management process on a quarterly basis to the Board of Directors. The Audit and Finance Committee also receives quarterly reports on key financial risks that could affect us.

The Board of Directors oversees our risk management process and our management is responsible for day-to-day risk assessment and mitigation activities. We believe this division of responsibilities provides an effective approach for addressing our risks and that our Board leadership structure (with the separation of the Chairman of the Board from the Chief Executive Officer to strengthen the Board of Directors general oversight role) is aligned with this approach.

Director Nominations

The Nominating and Governance Committee will consider qualified candidates for Board membership submitted by shareholders. A candidate for election to the Board needs the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of shareholders. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance and international transactions and those regarding our industry. In general, candidates will be preferred who hold an established executive level position and have extensive experience in business, finance, law, education, research or government. The Nominating and Governance Committee also reviews the current composition of the Board to determine the needs of the Board in terms of diversity of candidates including diversity of skills, experience, race, national origin or gender, but the Nominating and Governance Committee does not have a specific policy with regard to the consideration of diversity. The Nominating and Governance Committee will consider all these criteria for nominees identified by the Nominating and Governance Committee, by shareholders or through some other source. The Nominating and Governance Committee also uses external search firms to assist it in locating candidates that meet the criteria for qualified candidates. When current Board members are considered for nomination for re-election, the Nominating and Governance Committee will also take into consideration their prior Board contributions, performance and meeting attendance records.

Shareholders who want to submit a qualified candidate for Board membership can do so by sending the following information to the Nominating and Governance Committee (through our Secretary at 1099 Helmo Ave. N. Suite 250, Oakdale, Minnesota 55128):

•	name of the candidate and a brief biographical sketch and resume;
•	contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and
•	a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

The Nominating and Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon his or her resume and biographical information, an indication of the individual’s willingness to serve and other relevant information. This information will be evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be subject to a background investigation and may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Governance

Committee will determine which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating and Governance Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination. Any nominations for director to be made at an annual meeting of shareholders must be made in accordance with the requirements described in the section entitled “Shareholder Proposals for 2016 Annual Meeting.”

Compensation Committee Interlocks and Insider Participation

During 2015, none of the members of our Compensation Committee was a current or former employee of our Company. For a description of the interests of certain members of our Compensation Committee in related-party transactions involving our Company, please see “Related Person Policy and Transactions.”

No interlocking relationships exist between our Board of Directors or our Compensation Committee and the Board of Directors or the Compensation Committee of any other entity. None of our executive officers serve, or in the past year have served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

Compensation of Directors

The Nominating and Governance Committee reviews Board compensation every year based on a market analysis provided by the Nominating and Governance Committee’s compensation consultant which is the same compensation consultant used by the Compensation Committee. For 2015, the compensation consultant was AonHewitt. The compensation consultant advised the Nominating and Governance Committee on the competitive position of the Board of Directors compensation relative to the peer group of companies used for executive compensation and based on market trends such as mix of cash and equity.

The Board has made changes to its compensation and its size over time to reflect both the market analysis and the transformation of Imation. From 2011 to 2014, total director compensation expense has decreased by 16%. Further reductions in director compensation in May 2015 reduced director compensation expense by over an additional 28% and reduced total director compensation expense since 2011 by over approximately 40%.

In connection with potential changes to our peer group for executive compensation (see “Compensation Discussion and Analysis — Other Significant Compensation Decisions”), in January 2015, the Nominating and Governance Committee asked AonHewitt to compare our director compensation with that of the proposed peer group. A new peer group was proposed in order to include companies in industries more similar to Imation and more similar in size. After review of the peer group director compensation data, changes to further reduce director compensation were recommended by the Nominating and Governance Committee to further align our Board of Directors’ compensation with that of the proposed peer group. On February 5, 2015, the Board of Directors approved the following additional changes to reduce director compensation effective May 20, 2015: the elimination of Board and Committee meeting fees after the May meetings, the elimination of the matching gift and a further reduction of Non-Executive Chairman compensation from $150,000 ($75,000 cash and $75,000 equity) to $100,000 ($50,000 cash and $50,000 equity). These changes put our average total compensation for directors at the median of our proposed peer group and result in an estimated overall reduction in director compensation of approximately 40% since 2011. In May 2015, the Board approved a further reduction in equity compensation to $125,000.

Consistent with the initiatives set forth by the director nominees of Clinton Group prior to the 2015 Annual Meeting and taking into account the failure to obtain shareholder approval of the Company’s compensation of its named executive officers at Company’s 2015 Annual Meeting of Shareholders, in the third quarter of 2015, the newly constituted Board of Directors conducted a wholesale examination of all of the Company’s compensation practices, and determined to reduce annual director compensation from $175,000 to $125,000, or 29%.

In August 2015, Messrs. Searing and Spiro and Ms. McKibben were elected to the Board. On November 16, 2015, the Board approved an equity component for Messrs. Searing and Spiro and Ms. McKibben’s compensation for the May 2015-May 2016 year of service comprised of $75,000 in restricted stock units settled in cash, with the number of units based on the closing price of the Company’s common stock on the grant date of November 18, 2015. The Board elected to use restricted stock units because it does not have enough shares available in the Non-Employee Director Pool under its Stock Incentive Plan. A proposal to increase the number of shares reserved for award under the Stock Incentive Plan is included in this proxy statement under Proposal 5.

The table below shows the compensation non-employee directors currently receive for service on our Board, as well as non-employee compensation processes and decisions made prior to May 2015 and those made after May 2015:

Type of Compensation	Prior to May 2015	Post May 2015
Annual Retainer	$50,000	No Change
Committee Chairman Fee	• $10,000 per year for serving as chair of the Nominating and Governance Committee	No Change
• $15,000 per year for serving as chair of the Compensation Committee
• $25,000 per year for serving as chair of the Audit and Finance Committee
Non-Executive Chairman Fee	$50,0000 (in addition to the Annual Retainer received by all Directors)	No Change
Meeting Attendance	No fees after May 2015	No fees after May 2015
Interview of Board Candidates	$1,500 per interview where travel outside of regularly scheduled Board meetings is required	Eliminated
Equity Grants*	• The annual equity grant is a dollar value of $125,000 in restricted stock, valued under a modified Black-Scholes model.	• The annual equity grant is a dollar value of $75,000 in restricted stock, valued under a modified Black-Scholes model.
	• The Non-Executive Chairman of the Board receives an additional equity grant of $50,000, also in restricted stock using the same valuation model.	• Directors joining during the year receive a prorated grant (Mr. Putnam’s grant incepted this policy)
Matching Gift	None (effective May 2015)	• None (effective May 2015)
Continuing Education Program Reimbursement	We encourage our directors to attend continuing education programs for directors and reimburse any director who chooses to attend such programs for the cost of attending the program, including travel and lodging, at the maximum rate of one program per year.	No Change
Travel Reimbursement	We reimburse directors for travel costs of attending Board meetings, other meetings with management and interviews of Board candidates.	No Change

*	Equity Grants: Directors receive an initial equity grant of restricted stock on the date a person becomes a director and an additional annual equity grant of restricted stock on the date of the annual meeting of shareholders each year. The restricted stock vests in one year but may accelerate under certain circumstances such as death, disability, retirement and change of control of Imation, as defined under the 2005 Director Program, as amended. The initial equity grant for a director or Non-Executive Chairman who is first elected at a time other than the annual meeting of shareholders is prorated based on the dollar value of the equity grant to directors or the Non-Executive Chairman at the time of the preceding annual meeting of shareholders.

In lieu of cash, non-employee directors may elect to receive all or part of their Annual Retainer, Non-Executive Chairman fee, Committee Chairman fee and meeting fees in shares of common stock or in restricted stock units equivalent to shares of common stock.

Director Compensation for Fiscal Year 2015

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Geoff S. Barrall	46,453	125,000	200,000	371,453
Anthony T. Brausen	79,258	125,000	0	204,258
Joseph DePerio	70,343	125,000	0	195,343
Robert B. Fernander	25,387	125,000	300,000	450,387
Barry L. Kasoff	18182	125,000	0	137,057
William G. LaPerch	95,682	175,000	0	270,682
L. White Matthews, III	40,339	0	0	40,339
Tracy McKibben	16,750	75,000	0	91,750
Robert Searing	17,375	75,000	0	92,375
Alex Spiro	17,375	75,000	0	92,375
David B. Stevens	24,860	0	2500	27,360

(1)	Mr. Kasoff returned $6,125 of his director fees in November 2015 representing his fees from August 16-September 30 2015.
(2)	On May 26, 2015, each director, other than Messrs. LaPerch, Spiro and Searing and Ms. McKibben, was awarded 26,882 shares of restricted stock. The grant date fair value of each restricted stock award is $125,000. On May 26, 2015 Mr. LaPerch as Non-Executive Chairman was awarded 37,635 shares of restricted stock. The grant date fair value of his restricted stock award is $175,000. Mr. Spiro and Mr Searing joined our Board on August 26, 2015 and Ms. McKibben joined our Board on August 31, 2015 and were awarded on November 18, 2015 a pro-rated grant of 41,667 in restricted stock units settled in cash for which the grant date fair value was $75,000. Mr. Matthews and Mr. Stevens left our Board on May 25, 2015 and did not receive an award of restricted stock. Mr. LaPerch left the Board on August 13, 2015, Mr Brausen left the Board on August 16, 2015 and their shares of restricted stock were forfeited. The stock awards for Barall, Kasoff and Fernander when they became employee directors were reduced to 10,672 for Fernander and Barall and 6,398 for Kasoff. In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), we chose the grant date fair value of the restricted stock as equivalent to the closing stock price on the date of grant: $4.65 (May 26, 2015) and $1.80 (November 18, 2015).
(3)	These amounts represent matching gifts by Imation to qualified charitable institutions of $2,500 on behalf of Mr. Stevens, and consulting fees paid to Mr. Fernander and Mr. Barrall.

Stock Ownership Guidelines

Our director stock ownership guidelines provide that each of our directors is encouraged to own stock valued at not less than $150,000, representing three times the annual retainer. The stock ownership should be considered a long-term investment and be achieved within five years of joining the Board of Directors. The value of director’s ownership is calculated in two ways based on, (1) the current market value and (2) the value at the time the director became subject to the director stock ownership guidelines. A director would be in compliance if the director meets the guidelines under either calculation.

In addition the Board expects to establish in 2016 additional stock ownership guidelines tied to open market purchases of the Company’s common stock.

Board Retirement Policy

The Board has adopted a retirement policy that provides that:

•	non-employee directors cannot be nominated for re-election as a director at the next annual meeting of shareholders following either 15 years of service as a director or reaching the age of 70, whichever comes first;
•	a director who is also our Chief Executive Officer must submit his or her resignation from the Board when he or she ceases to be the Chief Executive Officer; and

•	any other director who is an employee must retire from the Board (i) at the time of a reduction in his or her duties or responsibilities as an officer unless the Board at its sole discretion determines the officer continues to be qualified to act as a director, (ii) upon termination of his or her active service as an employee or (iii) upon attaining the age of 65, whichever is earliest.

Indemnification Agreements

It is our policy to indemnify directors and officers against any costs, expenses and other liabilities to which they may become subject by reason of their service to us and to insure our directors and officers against such liabilities to the extent permitted by applicable law. Our bylaws provide for indemnification of our directors, officers and employees against those costs, expenses and other liabilities as long as the director, officer or employee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests. We have also entered into indemnity agreements with each of our directors where we have agreed to indemnify each director to the full extent provided by applicable law and our bylaws as currently in effect.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General Information

Our Board of Directors is currently composed of seven directors divided into three classes. The members of each class are generally elected to serve three-year terms with the term of office of each class ending in successive years. Messrs. Searing and Spiro are the two directors serving in Class II with terms expiring at the 2016 Annual Meeting. The two Class II directors have been nominated by the Board of Directors for re-election for a three-year term at the 2016 Annual Meeting. Each nominee standing for election has indicated a willingness to serve, if elected. However, if the nominee becomes unable to serve before the election, the shares represented by proxy may be voted for a substitute designated by the Board.

Each Class II nominee elected will hold office until the annual meeting of shareholders to be held in 2019 or until his successor has been duly elected and qualified, unless prior to such meeting the director resigns or his directorship becomes vacant due to his death or removal.

Information Concerning Directors

All of our directors meet the expectations described in the section entitled “Director Nominations.” In addition, each director has a particular area of expertise that is of value to Imation and has led to the creation of a well-rounded Board of Directors. Included at the end of each director’s biography is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that each of our directors should serve as a director of Imation.

Director Nominees — Class II (Term Ending 2016)
Robert Searing	Robert Searing, age 67, joined our Board on August 26, 2015. Mr. Searing has been the Chief Operating Officer and the Chief Financial Officer of BH Asset Management, LLC, a Registered Investment Advisory firm, since January 2010. From 2003 to 2009, he was the Chief Operating Officer of Schottenfeld Group, LLC, an investment advisory and broker dealer firm. Mr. Searing is also a Certified Public Accountant.
Mr. Searing brings to our Board his experience as a financial leader with significant depth and breadth of knowledge in dealing with complex financial and accounting matters as well as broad managerial expertise.
Alex Spiro	Alex Spiro, age 33, joined our Board on August 26, 2015. Mr. Spiro has been an attorney at Brafman and Associates in New York City since July 2013. In that position, Mr. Spiro has handled an array of complex litigation and internal audits and investigations. Prior to his joining Brafman and Associates, from September 2008 to July 2013, Mr. Spiro worked for federal and state law enforcement, most recently as a Manhattan prosecutor. Mr. Spiro formerly was the director of an autism children’s program at McLean Hospital, Harvard’s psychiatric hospital. Mr. Spiro is a graduate of the Harvard Law School where he remains on the adjunct faculty. He has been published and has lectured on a variety of subjects related to psychology and the law.
Mr. Spiro brings to our Board his significant analytical and overall business leadership skills.

Board Members Continuing in Office — Class III (Term Ending 2017)
Tracy McKibben	Tracy McKibben, age 47, joined our Board on August 31, 2015. Ms. McKibben is Founder and CEO of MAC Energy Advisors LLC, which is a consulting and investment company that assists clients on investments and strategic opportunities across a global platform. She has extensive transactional experience ranging from mergers, acquisitions, valuation and deal structuring, business development and corporate strategy. She previously served as Managing Director and Head of Environmental Banking Strategy at Citigroup Global Markets from 2007 to 2009. In addition to her finance experience, her public sector experience includes working in several senior level positions in the White House at the National Security Council as Senior Director of European Affairs and Director of European Economic Affairs and EU Relations, and the U.S. Department of Commerce as Special Counsel for International Trade and Investments. Prior to her work in the public sector, Ms. McKibben practiced law at Akin, Gump, Strauss, Hauer & Feld LLP representing and advising clients on commercial and complex litigation matters, as well as advising corporate and multinational energy clients on strategic investments globally.
Ms. McKibben brings to our Board her significant experience in financial strategy, business development, international business and public policy.
Donald Putnam	Donald H. Putnam, age 67, joined out Board on February 5, 2016. Mr. Putnam is managing partner of Grail Partners LLC, an investment banking and financial advisory services company, which he founded in early 2005. From 1987 to 2002, he was the Chief Executive Officer, Chairman of the Board, and Managing Director of Putnam Lovell Securities, Inc., a financial services company, which he founded in 1987. Putnam Lovell was sold to National Bank Financial in 2002 and from 2002 until 2005 Mr. Putnam served as CEO and Vice Chairman of Putnam Lovell NBF. Mr. Putnam serves on the investment committee of Ripon College and the boards of Manifold Partners, and Welton Investment Partners. He also serves on the advisory board of Syntel Inc. (a publicly traded company).
Mr. Putnam brings to our Board his experience as a financial leader with significant depth and breadth of knowledge in dealing with complex financial and accounting matters as well as broad managerial expertise.

Board Members Continuing in Office — Class I (Term Ending 2018)
Joseph De Perio	Joseph A. De Perio, age 37, joined our Board on May 20, 2015. Mr. De Perio has served as a Senior Portfolio Manager of the Clinton Group, a registered investment adviser, since October 2010; he also served in a similar capacity from 2006 until December 2007. From December 2007 until October 2010, Mr. De Perio was a Vice President at Millennium Management, L.L.C., a global investment management firm. Mr. De Perio was a Private Equity Associate at Trimaran Capital Partners, a private investment firm, from 2004 until 2006 and an analyst and associate in the mergers and acquisitions department at CIBC Oppenheimer, a national investment boutique, from 2000 until 2004. Mr. De Perio also served on the board of directors of Viking Systems, Inc., a leading worldwide developer, manufacturer and marketer of 3D and 2D visualization solutions for complex minimally invasive surgery, from June 2011 until its sale to Conmed Corporation in October 2012, and Overland Storage, Inc. (f/k/a Overland Data, Inc.), a provider of data protection appliances, from April 2011 until its sale to Sphere 3D Corporation in December 2014. Mr. De Perio also served on the board of directors of EveryWare Global, Inc., a provider of tabletop and food preparation products for the consumer and foodservice markets, from May 2013 until April 2015 when the company filed for protection under Chapter 11 of the United States Bankruptcy Code pursuant to a pre-packaged plan of reorganization. Mr. De Perio received a B.A. in business economics and organizational behavior management with honors from Brown University.
Mr. De Perio brings to our Board his over 15 years’ experience in corporate finance, including over 10 years as an investment analyst and portfolio manager in private equity and public equity, and his experience as a director of public companies.
Robert Fernander	Robert B. Fernander, age 58, joined our Board on May 20, 2015. Mr. Fernander is the Interim CEO of Imation, a position he has held since October 2015. Since September 2014, Mr. Fernander has served as an advisor and provided consulting services for I/O Switch Technologies, Inc., a developer of data center technologies, Storage Strategies NOW, an industry analyst firm that offers written publications and analysis for IT users, business and technology leaders and venture capitalists, and FLM.TV, a company focused on delivering, distributing, and marketing independent films, and has done so since September 2014. Since September 2014, Mr. Fernander has served as an advisor and provided consulting services for I/O Switch Technologies, Inc., Storage Strategy Group and FLM.TV. Prior to that, Mr. Fernander served as the Chief Revenue Officer of Datagres Technologies Inc., a data storage optimization software company, from September 2013 until September 2014. During his time at Datagres Technologies Inc., Mr. Fernander also served on its board of directors. Mr. Fernander served as the CEO and a member of the board of directors of Gnodal Limited, a storage and computer networking company, from 2012 until 2013 when it was acquired by Cray Inc. From 2007 until 2012, Mr. Fernander served on the board of directors and as the CEO of Pivot3 Inc., a hyper converged storage and compute platform. Prior to serving at Pivot3, Mr. Fernander served as an executive at several private startup companies. For over four years, Mr. Fernander served as a Vice President at Compaq Computer Corporation, a company that developed, sold and supported computers and related products and services. For over nine years, Mr. Fernander also held several sales and marketing leadership positions at Sun Microsystems, Inc., a company that sold computers, computer components, computer software and information technology services. Mr. Fernander holds a B.A. from Indiana University and an MBA from the University of Indianapolis.
Mr. Fernander brings to our Board his 25 years of experience in building and managing both start-up and established organizations in the software, storage and technology sectors.

Barry Kasoff	Barry L. Kasoff, age 58, joined our Board on May 20, 2015. Mr. Kasoff has been our Chief Restructuring Officer since October 2015, and served as our Interim Chief Financial Officer from November 2015 until April 2016. He also served as Interim President and Interim Chief Executive Officer from August 2015 to October 2015. He also currently serves as the President of Realization Services, Inc., a full-service management consulting firm specializing in assisting companies and capital stakeholders in troubled business environments, and has served in such capacity since he founded it in 1997. Realization Services, Inc. provides certain services to Imation. See Related Party Transactions. From May 2013 through May 2014, Mr. Kasoff served on the board of directors and as a member of the audit committee of EveryWare Global, Inc., a provider of tabletop and food preparation products for the consumer and foodservice markets. In connection with Mr. Kasoff’s management consulting work with Realization Services, Inc., Mr. Kasoff served as the Chief Restructuring Officer of the following companies (that were clients of Realization Services, Inc.) that filed voluntary petitions for reorganization under the federal bankruptcy laws: Mooney Aircraft Corporation (petition filed in 2001), ACT Electronics, Inc. (petition filed in 2008), TSC Global, LLC and affiliated companies (petition filed in February 2012), Awrey Bakeries, LLC and affiliated companies (petition filed in November 2013) and Fortis Plastics, LLC and affiliated companies (petition filed in December 2013). Mr. Kasoff also served as Chief Restructuring Officer of IQT, Inc., which was declared bankrupt under the Canadian Bankruptcy and Insolvency Act in 2011. From 1990 until 1997, Mr. Kasoff was the general manager of Takarajimasha, a Japanese communications conglomerate. In this position, he identified and evaluated its investments and supervised the company’s U.S. and European-based operations. From 1987 until 1990, Mr. Kasoff was the Chief Financial Officer and Vice President of Operations of Selzer Group, a New York investment banking and leveraged buyout group comprised of public and private companies. Mr. Kasoff received an MBA in Computer Applications and Information Systems and Accounting, each from the Stern School of Business at New York University and a B.A. from the State University of New York.
Mr. Kasoff’s brings to our Board his extensive experience in finance and accounting, business valuations, and business turnarounds, as well as his experience serving as a director of a public company.

The Board of Directors recommends you vote FOR the election of the nominee as director of Imation for the term indicated above.  Assuming the presence of a quorum, directors are elected by the majority of the votes cast with respect to such director at the Annual Meeting. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. In a contested election, a situation in which the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the standard for election of directors will be a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees receiving the highest number of votes cast will be elected.

If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors (the “Committee”) is composed of non-employee directors, each of whom is independent as defined under the New York Stock Exchange listing standards and the rules of the Securities and Exchange Commission. The Committee operates under a written charter adopted by the Board of Directors which is available on our website. The Committee has taken the following actions with respect to Imation’s audited financial statements for the year ended December 31, 2015:

•	The Committee has reviewed and discussed the audited financial statements with Imation’s management.
•	The Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), Imation’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.
•	The Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Committee concerning independence and has discussed with PwC its independence from Imation. In connection with its review of PwC’s independence, the Committee also considered whether PwC’s provision of non-audit services during the 2015 fiscal year was compatible with the maintenance of its independence and determined that it was.
•	Based on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

AUDIT AND FINANCE COMMITTEE

Joseph De Perio, Chairman
Robert Searing
Alex Spiro

The material in this report of the Audit Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDIT AND OTHER FEES AND
AUDIT AND FINANCE COMMITTEE PRE-APPROVAL POLICY

Audit and Other Fees

Following is a listing of the services provided by type and amount charged to us by PwC for fiscal years 2015 and 2014:

	Fiscal Year 2015	Fiscal Year 2014
Audit Fees:
GAAP and statutory audits	$2,527,091	$2,064,000
Audit-Related Fees:
Services related to business transactions	$0	$0
Employee benefit plan audits	$6,000	$22,000
Attest services and other	$15,239	$7,000
Total Audit-Related Fees	$21,239	$29,000
Tax Fees (tax preparation, advice and consulting)	$450,438	$469,000
All Other Fees:
Financial training materials	$3,600	$4,000

Audit and Finance Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services

All the services provided by PwC are subject to pre-approval by the Audit and Finance Committee. The Audit and Finance Committee has authorized the Chairman of the Audit and Finance Committee to approve services by PwC in the event there is a need for approval prior to the next full Audit and Finance Committee meeting. The Chairman reports any pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting.

With respect to each proposed pre-approved service, PwC provides back-up documentation as requested, including estimated fees regarding the specific services to be provided. The Audit and Finance Committee (or Chairman, as applicable) reviews the services and the estimated fees and considers whether approval of the proposed services will have a detrimental impact on PwC’s independence prior to approving any service. At least annually, a member of our management reports to the Audit and Finance Committee all audit and non-audit services performed during the previous twelve months and all fees billed by PwC for those services.

In fiscal 2015 and 2014, all audit services, audit-related services, tax services and those items described above under all other fees were pre-approved by the Audit and Finance Committee or the Chairman.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary:

2015 was a year of significant change for Imation. At the Company’s 2015 Annual Meeting of Shareholders, shareholders elected the three directors nominated by Clinton Group, Messrs. De Perio, Fernander and Kasoff, replacing three incumbent directors who were standing for reelection. Also at the 2015 Annual Meeting of Shareholders, an advisory vote on the compensation of the Company’s named executive officers did not receive shareholder approval.

As a result of the failure to receive shareholder approval of the Company’s “Say-on-Pay” vote, the newly constituted Board determined to make significant changes to the Company’s management team and strategy. The Board acted swiftly to put an interim management team in place to execute a widespread restructuring of the Company in order to preserve shareholder value and create a more stable company after multiple years of losses. Most of Imation’s executive management was replaced, Mr. Lucas, our former Chief Executive Officer, departed in August 2015 and Mr. Kasoff was appointed by the Board to serve as Interim President and Interim Chief Executive Officer. In October 2015, Mr. Fernander became Interim Chief Executive Officer and Mr. Kasoff was appointed Chief Restructuring Officer. Upon the departure of Scott Robinson, our former Chief Financial Officer, in November 2015, Mr. Kasoff became Interim Chief Financial Officer. Messrs. Bosler and Breedlove also departed the Company in the first quarter of 2016.

Restructuring

Imation executed a restructuring plan substantially completed in the first quarter of 2016 whereby it wound down the Consumer Storage and Accessories, Audio and Accessories, and Commercial Storage Media businesses (collectively, the “legacy businesses”). Pursuant to the restructuring plan, Imation sold its corporate headquarters facility in Oakdale, Minnesota, its Memorex trademark and two associated trademark licenses, and its IronKey business. The sole remaining operating entity today is the Nexsan business involved in enterprise storage.

Strategic Direction

As a result of strategic decisions by our Board, our Board and management are currently focused on transitioning the Company into a holding company that also is involved in asset management. Imation will continue to operate Nexsan as a wholly-owned subsidiary of its holding company structure and position that operating entity for growth and profitability. Pursuant to this initiative, Imation purchased CDI, an emerging enterprise-class, private cloud sync and share company. Imation’s goals were to integrate the product capabilities and operations of both Nexsan and CDI and further develop a comprehensive and secure storage, backup and collaboration ecosystem. In April 2016, Nexsan announced the release of Nexsan UNITYTM, a next-generation storage platform that combines the performance, scalability and value of DRAM and Flash along with private cloud file system synchronization and true data mobility support. These features, in addition to universal connectivity for Fibre Channel, Ethernet and SAS, and advanced services including NAS and SAN, are all integrated into a single product at a single price.

Further to the transitioning of the Company into a holding company involved in asset management, in August 2015, Imation formed a Strategic Alternatives Committee of its Board to develop initiatives for strategic value creation and to work with management to make recommendations to the Board regarding the Company’s use of excess capital. On October 19, 2015, the Company announced that it will actively explore alternative uses for its excess capital. In late December 2015, the Company also amended its cash investment policy to permit investment activity in public company stock, index funds, mutual funds, and other investment funds that offer attractive returns without significantly compromising liquidity, at all times considering the applicable risks. In February 2016, management of the Company approved a plan to establish a registered investment adviser as a wholly-owned subsidiary of the Company. The investment adviser will be registered with the U.S. Securities and Exchange Commission or the state in which it conducts its business, as appropriate. The Board of Directors, in conjunction with management, is reviewing options for which such a subsidiary would be beneficial to developing revenue generating product offerings and advisory services to outside institutional investors consistent with its own investment initiatives.

General Philosophy:  The Compensation Committee of our Board of Directors (the “Committee”) is responsible for establishing our executive compensation philosophy and administering each component of the executive compensation program. Our program is designed to:

•	attract and retain highly qualified key executives;
•	align our executive officers’ interests with the interests of shareholders; and
•	provide competitive total compensation with an emphasis on pay for performance by linking a significant portion of executive officer compensation to achieving corporate financial and other individual objectives.

We believe that our executive compensation philosophy must match our strategy. We developed primary strategic goals and refined our short-term and long-term goals to support our strategy.

The chart below identifies our primary strategic goals, and the short- and long-term goals to incentivize our named executive officers to achieve certain metrics to execute on our new strategy.

Primary Strategic Goals	Short-Term Goals	Long-Term Goals
• Reposition Imation into a holding company that is also involved in asset management	• Focus on corporate revenue and free cash flow	Focus on consolidated EBITDA and revenue or free cash flow for our businesses.
• Continue investments in growth segments of our businesses	• Business unit metrics focus on goals for each business	Deploy excess capital to create shareholder returns
• Continue maximizing cash generation in the legacy media businesses
• Focus on improving gross margin

Compensation of our named executive officers has to balance the need to reach milestones with the importance of retaining key leaders. As we work to create the new Imation, we are challenged to keep our key leaders focused and appropriately incentivized while we downsize our organization in businesses we are exiting, redefine corporate operations to match our level of need and invest in our growth priorities.

Our Approach to post-May 2015 and 2016 Compensation

Our approach to compensation for our named executive officers for 2015 (after the Annual Meeting in 2015) and for 2016 reflects the following significant factors:

•	Our Board determined it was in the best interests of the Company and its shareholders to replace Company’s management team which occurred between the third quarter of 2015 and the first quarter of 2016;
•	Significant restructuring activities required the assistance of an outside consultant, Realization Services, Inc.;
•	Imation is transitioning into a holding company also involved in asset management, and thus the only operating subsidiary today is Nexsan;
•	Nexsan’s employees and management received retention bonuses in January 2016 to ensure continuity of the executive team through the Company’s transition; and
•	Our Board believed historical bonus compensation was paid out for businesses which were ultimately shut down or divested by Imation.

For 2015, our named executive officers were:

•	Robert B. Fernander — Interim Chief Executive Officer
•	Barry L. Kasoff — Chief Restructuring Officer, Former Interim Chief Financial Officer
•	Mark E. Lucas — Former President and Chief Executive Officer

•	Scott J. Robinson — Former Vice President and Chief Financial Officer
•	Gregory J. Bosler — Former Senior Vice President, Group President Consumer Storage and Accessories
•	John P. Breedlove — Former Vice President, General Counsel and Secretary
•	R. Ian Williams — Former Vice President, Group President — Tiered Storage and Security Solutions

Only two of the named executive officers for 2015 remain with the Company today: Mr. Kasoff and Mr. Fernander. Messrs. Kasoff and Fernander took their interim roles in the Company when the Board made the decision that the then management needed to be overhauled.

In light of the factors discussed above and (i) the initiatives set forth by the director nominees of Clinton Group prior to the 2015 Annual Meeting, (ii) the failure of the Company to obtain shareholder approval for its “Say-on-Pay” vote at the 2015 Annual Meeting of Shareholders, and (iii) feedback from large shareholders of the Company received by the director nominees of Clinton Group prior to the 2015 Annual Meeting of Shareholders, our newly constituted Board of Directors conducted a wholesale examination of the Company’s compensation practices and set forth the following initiatives for compensation to our named executive officers:

•	Suspension of cash bonus compensation for all of our named executive officers; and
•	Any long-term incentive (“LTI”) compensation requires vesting aligned with the creation of shareholder value.

The Board believed that instituting these two immediate initiatives were in the best interests of shareholders.

The aforementioned initiatives are not intended to be permanent. Upon completion of (i) all restructuring activities, (ii) the stabilization of Nexsan, (iii) the transitioning of the Company into a holding company involved in asset management, and (iv) completion of its Strategic Alternatives Process, our Board intends to establish robust annual and long-term incentive programs that are based on preset financial goals and designed to incentivize performance that is aligned with the company’s strategic plan and stockholder interests.

Because of the significant changes to our Board after the 2015 Annual Meeting, the compensation decisions for the named executive officers in place before the 2015 Annual Meeting were made at a different time and by a Compensation Committee that had a different composition than the current Compensation Committee. The discussion below first addresses the compensation process and decisions made prior to May 2015 and followed by the compensation process and decisions made after May 2015.

Compensation Process Prior to May 2015

Throughout this section, we have attempted to provide information regarding the policies and practices that were in place prior to May 2015. However, due to the significant changes to our Board and management that occurred in 2015, there are numerous policies and practices for which our recently reconstituted Board of Directors and current management team cannot explain or provide additional rationale. As a reminder, all of the members of the Board of Directors serving in May 2015 have been replaced and the Company’s senior management was replaced in late 2015 and early 2016.

Prior to May 2015, Imation compensated its named executive officers primarily through a combination of base salary, bonus and LTI compensation, as well as through retirement benefits and certain other benefits described below. The total compensation the named executive officers received varied based on position, experience and individual and corporate performance measured against annual and long-term performance goals. As executives assumed greater responsibility, a larger portion of their total compensation depended on both corporate and individual performance. Base salaries were reviewed against market data and vary based on position and individual performance. Annual and long-term incentive programs were designed to build to a total compensation package that reflected market data and a strong pay for performance philosophy.

Effective May 22, 2015, based on the election of Clinton Group nominees to the Board of Directors, a “Change of Control” occurred under the terms of the Company’s Amended and Restated Severance and

Change in Control Agreements and certain incentive award agreements with its named executive officers (the “May 2015 Change of Control Event”). Upon such change of control, under the terms of the agreements with these executives, the performance-based restricted shares were converted into the right to receive cash, and a portion of such awards vested immediately and were settled in cash. See Severance and Change of Control Agreements for further detail on these payments.

Upon receiving benchmark data from the Committee’s compensation consultant, our human resources personnel prepared all relevant data relating to compensation of the executive officers for the Chief Executive Officer (“CEO”) to review. Typically, each February the Committee reviewed our executive compensation, with the goal of ensuring the appropriate mix of compensation linked to individual and corporate performance. The Committee sought the advice and input of both its compensation consultant and Imation’s then CEO, on matters of compensation for other named executive officers besides himself. The Committee met at least once per quarter, and more frequently if necessary, to perform its duties and responsibilities.

Setting Total Compensation:  Our prior compensation setting process evaluated total compensation for each named executive officer and focused on three elements: base salary, bonus and LTI compensation. The Committee’s compensation consultant compared the compensation of Imation’s executive officers to a group of peer companies as approved by the Committee and the compensation consultant’s total compensation survey of manufacturing and technology companies and other general industry companies of relatively comparable size. The companies identified as a peer group for purposes of executive compensation comparison are determined by annual revenues, similar product lines and those viewed as competitors for executive talent. The Committee size adjusted the executive compensation data of our peer group through regression analysis to mitigate the effect of using some larger peer companies. For 2015, the Committee’s compensation consultant identified, and the Committee approved, 21 peer companies (chosen based on the factors referenced above) for use in executive compensation reviews as follows*:

Plantronics, Inc.	Nimble Storage
VOXX International Corporation	Violin Memory, Inc.
Electronics for Imaging, Inc.	Carbonite, Inc.
CommVault Systems, Inc.	Falconstor Software Inc.
Quantum Corporation	Plantronics, Inc.
Silicon Graphics International Corp.	VOXX International Corporation
Cray, Inc.	Electronics for Imaging, Inc.
iRobot Corporation	CommVault Systems, Inc.
QLogic Corporation	Quantum Corporation
Emulex Corporation	Silicon Graphics International Corp.
Dot Hill Systems Corp.

*	In May 2015, the Committee reviewed and approved a change in our peer group for 2016. See “Other Significant Compensation Decisions.”

In determining compensation, the Committee considers all elements of an executive’s compensation package including base salary, annual bonus, LTI compensation, retirement plans, other compensation and benefits, and potential severance payouts. This information is made available to the Committee in a summary format for each executive upon request. Although the Committee reviews all the elements of compensation regularly, the Committee focuses on base salary, annual bonus and LTI compensation in determining annual total compensation.

The Committee’s compensation consultant makes available peer group and market data described above for the individual elements of compensation (base salary, annual bonus and LTI compensation) at the 25th, 50th and 75th percentile. This peer group and market data is provided to the Committee as a general reference point in making the compensation recommendations and decisions. The Committee evaluates executive compensation with reference to a range centered around the 50th percentile for combined base salary and annual bonus and the 75th percentile for LTI compensation. The Committee considers the 75th percentile for LTI compensation to reflect the turnaround nature of our strategic plan and to tie more of the total compensation to driving long-term shareholder value. The Committee also believes the 75th percentile is appropriate where 100% of LTI is performance-based. The Committee’s compensation consultant has advised the Committee that most companies have at least some portion of LTI as time-based. Based on the reference percentiles described above, the Committee sets an available pool of dollars for base salary and LTI compensation which are then allocated among each executive officer based on the process and factors described below. The annual bonus amount is derived from the base salary allocated to each executive and his or her applicable bonus percentage. For 2015, the total compensation for executive officers was within the percentiles and the available pool of dollars set by the Committee.

Under our prior compensation program, the mix of base salary, bonus and LTI compensation varied depending upon the position held by the executive. In allocating compensation among these elements, we believe that the compensation of our executive officers — those having the greatest ability to influence Imation’s performance — should be predominately performance-based.

We believe that, as result of using both long- and short-term incentives, with a greater emphasis on long-term incentives, having caps on potential payments of performance-based compensation and stock ownership guidelines described below (along with our clawback and anti-hedging and pledging policy), our executive compensation program does not encourage our executives to take unreasonable risks relating to our business. The Committee also considers whether the program encourages unnecessary or excessive risk taking when reviewing the general design philosophy and the implementation of our program on an annual basis. The Committee considers elements such as the balance of the compensation mix, the mix between short-term and long-term goals, the type of goals, LTI design mix, payout curve and payout caps, ownership guidelines and change in control benefits. The Committee also reviews AonHewitt’s assessment of our compensation programs, and the basis for AonHewitt’s conclusions.

Base Salaries:  We use base salary to recognize individual performance, level of responsibility and scope and complexity of the position of the executive officers. The CEO evaluates executive management based on (i) their performance, including individual annual objectives and (ii) their current compensation level relative to market data from the Committee’s compensation consultant. The CEO makes recommendations to the Committee for our executive officers, other than the CEO, based on an evaluation of each executive officer against these standards. The Committee reviews the recommendations and the underlying basis for those recommendations, and approves base salaries for each executive officer, except the CEO. Based on a review of the CEO’s performance by the Nominating and Governance Committee (which is shared with the Committee) and the market data from the Committee’s compensation consultant, the Committee reviews and recommends base salary for the CEO to the independent members of the Board. Approved annual base salary increases are effective on or about May 1 each year. We believe that base salaries for Imation’s executive officers are positioned at competitive levels and reflect individual performance.

Bonuses:  Our practice has been to award cash bonuses each year based upon annual performance objectives for Imation at a corporate and/or business unit level for the previous calendar year to our eligible employees, including our named executive officers. Our Annual Bonus Plan (“ABP”) historically focused on operating results, the priorities of our businesses (including cash generation as a priority for certain businesses) and increasing efficiencies. On September 25, 2015, the Board approved our legacy business and corporate restructuring plan, which eliminated the 2015 ABP. The following is a discussion of the Committee’s process and decisions relating to the ABP that were made prior to the election of the Clinton Group nominees to the Board in May 2015. In determining the annual ABP target bonus amount for the executive officers (as a percentage of base salary), the Committee reviewed the bonus percentage with reference to market data from the peer group, and for executive officers other than the CEO, recommendations by the CEO. The Committee’s determination of the target bonus amount for the CEO was made with input from its compensation consultant regarding market data from the peer group and a review of appropriate bonus level based on CEO experience, and was recommended to the independent members of the Board of Directors for approval. The 2015 target bonus amounts ranged from 50% to 60% of base salary for executive officers other than the CEO, and 100% of base salary for the CEO. These target bonus amounts did not increase from 2014. Additionally, the Board approved the ABP financial performance targets as part of its review of executive management’s annual operational plan. The financial targets were based upon achievement of certain levels of performance at a minimum or threshold level, a target level, and a maximum or stretch level.

Primary Business Goals	Metric	Reason for metric
• Continue investments in growth segments of our businesses.	Corporate: revenue and free cash flow	• Focus on corporate performance because overall profitability and cash management remained a priority
• Continue maximizing cash generation in the legacy media businesses	Business unit: Consumer Storage and Accessories (“CSA”): EBITDA and free cash flow. Tiered Storage and Security Solutions (“TSS”): EBITDA and revenue from the growth portions of the business	• Business unit metrics change to provide more focused metrics for each business unit
• Focus on improving gross margin.

As part of our ongoing transformation, the Committee is reviewing all areas of our compensation practices, and may discontinue some or all of our past practices. In February 2015, the Board of Directors approved the design and categories of financial performance targets for the 2015 Annual Bonus Plan. The payout of bonuses for 2015 for executive officers who are not business unit leaders (Messrs. Lucas, Robinson and Breedlove) was to be derived through achievement of certain levels of Board approved performance targets for free cash flow and revenues from certain portions of our TSS business segment. The targets are designed to be challenging but achievable and consistent with our strategy. These free cash flow and revenue targets were chosen for 2015 because the Board determined they should be the key metrics in measuring our 2015 financial performance.

The payout of bonuses for executive officers who are also business unit leaders (Messrs. Bosler and Williams) was to be derived through a combination of achievement of both the plan for other executive officers (20% of the bonus opportunity) and a business unit plan for each of their respective business units, CSA and TSS (80% of the bonus opportunity). For CSA, the payout was based on achievement of CSA EBITDA and CSA free cash flow (80%) and the corporate metrics (20%). For TSS, the payout was based on achievement of (i) TSS EBITDA and (ii) revenues from certain portions of the TSS business (80%) and the corporate metrics (20%). The business unit targets were chosen for 2015 because the Board believed they should be the key metrics in measuring each of our 2015 business unit’s performance. Each of our business units has a different focus, thus we had two different sets of metrics.

For the bonus plan for executive officers who are not business unit leaders, the 100% performance targets were as follows (dollars in millions):

Target (100%): free cash flow: ($34.1); Revenues from portions of TSS: $105.0
Threshold (50%): free cash flow: ($42.1); Revenues from portions of TSS: $92.5
Maximum (200%): free cash flow: ($18.1); Revenues from portions of TSS: $118.0

The two corporate 2015 ABP targets were weighted 70% free cash flow and 30% revenues.

For the bonus plan for executive officers who are also business unit leaders, the performance targets for the business units were as follows (dollars in millions):

CSA:

Target (100%): EBITDA: $8.2; free cash flow: $15.2
Threshold (50%): EBITDA: $4.2; free cash flow: $12.2
Maximum (200%): EBITDA: $16.2; free cash flow: $21.2

The two CSA business unit 2015 ABP targets were weighted 30% EBITDA, 70% free cash flow.

TSS:

Target (100%): TSS EBITDA ($24.9); revenues from certain portions of the business: $105.0
Threshold (50%): TSS EBITDA $(30.9); revenues from certain portions of the business: $92.5
Maximum (200%): TSS EBITDA ($14.9); revenues from certain portions of the business: $118.0

The TSS business unit 2015 ABP target was weighted as follows: 50% TSS EBITDA; 50% revenues from certain portions of the business.

We calculate EBITDA for the ABP as earnings before interest, taxes, depreciation and amortization, excluding certain restructuring and other charges, recognition of European consumer levy benefits and associated levy litigation costs, executive LTI expense and discontinued operations. We calculate corporate free cash flow for bonus purposes as free cash flow from operating activities less capital spending and without impact from cash taxes, cash restructuring and other charges and litigation settlement. We calculate business unit free cash flow for bonus purposes as business unit EBITDA plus working capital.

Each target is reviewed individually to determine what performance percentage was reached, which is then multiplied by the weighting for each target to determine the total bonus payout. At threshold performance for each factor, a 50% payout of each employee’s annual targeted bonus percentage would be payable, and at the maximum performance for each factor 200% would be payable. Based on performance against each factor, total bonuses can be payable at percentages between 0% and 200%.

These performance-based annual bonuses were typically determined by the base salary and bonus percentage in effect for each individual as of December 31 of the year for which the bonus is being paid. A bonus level for an individual was subject to change due to a promotion during the year, and for executive officers, the bonus percentage is typically prorated based on the promotion date or other change. For 2015, the named executive officers could earn cash bonuses up to the following amounts:

Executive Officer	Bonus at Threshold Performance Level (50% of Target)	Bonus at Target Performance Level	Bonus at Maximum Performance Level (200% of Target)
Mark E. Lucas	50% of Base Salary	100% of Base Salary	200% of Base Salary
Scott J. Robinson	25% of Base Salary	50% of Base Salary	100% of Base Salary
Gregory J. Bosler	30% of Base Salary	60% of Base Salary	120% of Base Salary
John P. Breedlove	25% of Base Salary	50% of Base Salary	100% of Base Salary
R. Ian Williams	25% of Base Salary	50% of Base Salary	100% of Base Salary

Effective May 22, 2015, based on the election of Clinton Group nominees to the Board of Directors, a “Change of Control” occurred under the terms of the Company’s Amended and Restated Severance and Change in Control Agreements and certain incentive award agreements with its named officers. Upon such change of control, under the terms of the agreements with these executives, a prorated portion of the bonus was payable at target at the time of the May 2015 Change of Control Event and no further payments would be made under the 2015 Annual Bonus Plan other than in certain limited situations based on severance of an executive officer. See Severance and Change of Control Agreements with Named Executive Officers for further detail on these payments.

LTI:  In 2015, the Committee determined 100% of the value of each executive’s annual LTI award would be a performance-based award, to be received only if performance targets based set by the Committee are met, further aligning our executive compensation program with our long-term performance. As with the annual bonus, the targets are designed to be challenging but achievable and consistent with our strategy. The payout of performance awards for executive officers who are not business unit leaders (Messrs. Lucas, Robinson and Breedlove) were to be derived through achievement of levels of consolidated EBITDA for 2015, 2016 and 2017 set by the Compensation Committee and the Board each year, with any amounts earned payable in January 2018. The payout for our executive officer who was also the CSA business unit leader (Mr. Williams) was based on achievement of levels of CSA cash flow for 2015, 2016 and 2017 set by the Compensation Committee and the Board each year, with any amounts earned payable in January 2018.

The payout for our executive officer who is also the TSS business unit leader (Mr. Bosler) was to be derived through achievement of levels of revenue from certain portions of the TSS business for the two-year period 2015 – 2016 and 2017 set by the Compensation Committee and the Board each period, with any amounts earned payable in January 2018. Our 2015 LTI compensation consisted of a combination of 25% performance-based shares of restricted stock and a 75% performance-based cash component.

Effective May 22, 2015, based on the election of Clinton Group nominees to the Board of Directors, a “Change of Control” occurred under the terms of the Company’s Amended and Restated Severance and Change in Control Agreements and certain incentive award agreements with its named officers. Upon such change of control, under the terms of the agreements with these executives, a prorated portion of the LTI was payable at target at the time of the May 2015 Change of Control Event and no further payments would be made under the 2015 Annual Bonus Plan other than in certain limited situations based on severance of an executive officer. See Severance and Change of Control Agreements with Named Executive Officers for further detail on these payments.

2015 Compensation:  Prior to May 2015, the Committee made the following compensation decisions for 2015 with respect to base salary and bonus:

•	Mark E. Lucas: No adjustment to Mr. Lucas’ salary or his 100% of base salary target bonus percentage. As shown in the Summary Compensation Table, Mr. Lucas’ salary and bonus compensation in 2015 were higher than our other named executive officers.
•	Gregory Bosler: The Committee increased Mr. Bosler’s base salary 1.5% from $395,000 to $400,925 and made no adjustment to his 60% of base salary target bonus percentage.
•	John Breedlove: The Committee increased Mr. Breedlove’s base salary 2.0% from $330,000 to $336,600 and made no adjustment to his 50% of base salary target bonus percentage.
•	Scott Robinson: The Committee increased Mr. Robinson’s base salary 14.0% from $285,000 to $325,000 and made no adjustment to his 50% of base salary target bonus percentage. Mr. Robinson’s increase was in part a market adjustment based on the scope of his responsibilities.
•	Ian Williams: The Committee increased Mr. Williams’ base salary 5.0% from $310,000 to $325,500 and made no adjustment to his 50% of base salary target bonus percentage.
•	The Committee, and in the case of the CEO, the independent members of the Board, granted performance-based restricted stock and a performance-based cash award as described in the table “Grants of Plan-Based Awards for Fiscal 2015.” The grants were the annual LTI grants made as part of the process described above.

The salary adjustments were made based on a combination of comparisons to peer group and performance.

Compensation Process and Decisions after May 2015

On August 19, 2015, Mark E. Lucas, resigned from his employment with Imation. The Board of Directors appointed Mr. Kasoff to serve as Interim President effective August 19, 2015. Mr. Kasoff was provided compensation of $35,000 per week for his services as Interim President.1 He was not provided with a bonus or long term incentive in light of the Committee’s ongoing overall review of the executive

[1]	Mr. Kasoff also serves as the President of Realization Services, Inc. (“RSI”), a full-service management consulting firm specializing in assisting companies and capital stakeholders in troubled business environments, and has served in such capacity since founding RSI in 1997. Pursuant to a Consulting Agreement (the “Agreement”) dated August 12, 2015, RSI performed consulting services for the Company including assisting the Company with a review and assessment of the Company’s business and the formulation of a business plan to enhance shareholder value going forward through March 18, 2016. Mr. Kasoff is President of RSI. Prior to being appointed as Interim President of the Company, Mr. Kasoff and other members of RSI received consulting fees of $85,000 per week from the Company under the terms of the Agreement. Upon being appointed Interim President, Mr. Kasoff no longer received consulting fees under the Agreement, but RSI received consulting fees as described in Related Person Transactions and Related Person Transaction Policy.

compensation structure of the Company. On October 14, 2015, the Board of Directors appointed Mr. Kasoff as Chief Restructuring Officer. Mr. Kasoff’s compensation remained unchanged for his services as Chief Restructuring Officer. On November 25, 2015, Mr. Robinson resigned from his employment with the Company. At that time, the Board of Directors appointed Mr. Kasoff to also serve as the Company’s Interim Chief Financial Officer. Mr. Kasoff’s compensation remained unchanged for his additional services as Interim Chief Financial Officer. Pursuant to a consulting agreement between the Company and RSI dated August 17, 2015 and subsequent amendments, RSI performed consulting services for the Company for the period from August 8, 2015 to March 30, 2016, unless terminated earlier by the Company, including assisting the Company with a review and assessment of the Company’s business and the formulation of a business plan to enhance shareholder value going forward. RSI received consulting fees of $85,000 per week from the Company under the terms of the Agreement plus up to an additional $225,000 for services for the period from August 26, 2015 through September 18, 2015. For the period September 19, 2015 to November 16, 2015, RSI received consulting fees of $125,000 per week. For the period from November 17, 2015 through the remaining term of the agreement, RSI received up to $172,000 per week. The increases in fees to RSI were the result of the Board’s decision to expand the scope of RSI’s activities in the restructuring of the legacy business and optimization of Nexsan and were also the result of several unplanned departures of Imation’s management during the period.

In connection with Imation’s restructuring plan announced on September 27, 2015, Mr. Williams resigned from his position with Imation on September 28, 2015. On September 27, 2015, the Board of Directors appointed Mr. Fernander to serve as Interim Group President, Tiered Storage and Security Solutions. Mr. Fernander was provided compensation of $35,000 per week for his services as Interim Group President, Tiered Storage and Security Solutions.1 He was not provided with a bonus or long term incentive in light of the Committee’s ongoing overall review of the executive compensation structure of the Company. Mr. Fernander remains on the Board of Directors but as an employee Director, he will not be compensated for his service. On October 14, 2015, the Board appointed Mr. Fernander to serve as the Interim Chief Executive Officer of the Company. Mr. Fernander entered into an employment agreement with Imation (the “Employment Agreement”), pursuant to which he will serve as the Company’s Interim CEO for an initial one year term and receive base compensation of $600,000 as well as a performance-based restricted stock award of 574,000 shares. Consistent with the Board’s policy to eliminate cash bonuses for its named executive officers during the transition period, Mr. Fernander did not receive a cash bonus plan. In addition, Mr. Fernander’s all-in cash compensation under his Employment Agreement is significantly less than the salary and cash bonus opportunity and realized amount of the our previous CEO. The restricted stock award will vest in three tranches of 150,000 shares, 174,000 shares, and 250,000 shares if the Company’s common stock trades at or above $5.00 per share, $7.50 per share, and $10.00 per share, respectively, for 20 business days out of any 30 business day period, subject to Mr. Fernander being employed at the time such targets are achieved. All stock grant tranches may vest during the same overlapping period. In establishing these measures, our Board felt that setting the stock price triggers at significant premiums to the Company’s then prevailing stock price fully incentivized Mr. Fernander in a manner consistent with the creation of long-term shareholder value. Under the terms of the Employment Agreement, Mr. Fernander is entitled to receive up to one year’s base salary if his employment with the Company is terminated other than for Cause (as defined in the Employment Agreement), or by reason of his death or disability.

In summary, we believe that the compensation for both of our continuing named executive officers falls squarely within our stated near-term initiatives and addresses the concerns raised by shareholders relating to our failed 2015 “Say-on-Pay” vote.

[1]	Pursuant to a Consulting Agreement (the “Fernander Agreement”) dated August 17, 2015, Mr. Fernander agreed to perform consulting services for the Company for the period from August 19, 2015 to October 14, 2015, including assisting the Company with a review and assessment of the Nexsan and Mobile Security businesses of the Company. Prior to being appointed as Interim Group President, Tiered Storage and Security Solutions, Mr. Fernander received consulting fees of $25,000 per week from the Company under the terms of the Fernander Agreement. Upon being appointed Interim Group President, Tiered Storage and Security Solutions, the Fernander Agreement was terminated.

Stock Ownership Guidelines:  The Committee has approved stock ownership guidelines as a multiple of base pay for executive management as follows: CEO (3x), CFO (2x) and Senior Vice Presidents and Vice Presidents (1x). The stock ownership guidelines were set based on the Committee’s review of an analysis of our peer group and market trends prepared by the Committee’s compensation consultant. Executives are generally expected to achieve their ownership within five years from the date they become subject to the guidelines. If an executive’s stock ownership guideline increases because of a promotion to a higher-level position, the five-year period to achieve the incremental guideline begins in January following the year of the promotion. We include personal holdings, including vested restricted stock and 401(k) Plan holdings, but exclude unvested restricted stock and unexercised options, to determine if the stock ownership guidelines are met.

The value of an executive’s ownership is calculated two ways, based on (1) the current market value and (2) the market value at the time the executive became subject to the executive stock ownership guidelines. An executive is in compliance if the executive meets the guidelines under either calculation. We do not have any current executives who have been with Imation for 5 years.

In addition, our Board expects to establish in 2016 a policy on stock ownership that is tied to open market purchases of the Company’s stock.

Anti-Hedging and Pledging Policy:  In February 2014, the Board of Directors approved an Anti-Hedging and Pledging Policy applicable to the Board of Directors and our executive officers. The Board of Directors believes that ownership of Imation stock by executive officers and members of the Board of Directors promotes alignment of the interests of our shareholders with those of its leadership. The Board recognized that transactions that are designed to hedge or offset declines in the market value of our stock can disrupt this alignment, interfere with Imation’s compensation programs and philosophies, and undermine policies regarding stock ownership. In addition, pledging of our stock by executive officers and directors as collateral for indebtedness can be adverse to the interests of our shareholders because it creates the risk of forced sales that depress the value of our stock, create risk of legal violations, and may encourage excessive risk-taking. The Anti-Hedging and Pledging Policy prohibits executive officers and directors from, directly or indirectly (i) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of our common stock or other equity securities (including, but not limited to, prepaid variable forward contracts, short sales, equity swaps, collars, or exchange funds) or (ii) pledging, hypothecating or otherwise encumbering shares of our common stock or other equity securities as collateral for indebtedness. This prohibition includes, but is not limited to, holding the shares in a margin account where the shares are used as collateral for a loan.

Recoupment or Clawback Policy:  The Committee has approved a recoupment or clawback policy which provides that each of our officers would be required, at the Committee’s request, to repay or return certain cash bonus payments and stock incentives in the event of a restatement of a financial statement caused, or partially caused, by the officer’s intentional misconduct. The recoupment applies to amounts received under our ABP and to stock option grants, restricted stock and performance cash awards, and is specifically set forth in ABP documents and in officer stock option and restricted stock agreements beginning in 2008.

Severance and Change of Control Benefits:  Prior to May 2015, we had a severance and change of control agreement with each of the named executive officers in the Summary Compensation Table other than Mr. Fernander and Mr. Kasoff. Mr. Fernander has certain severance provisions in his employment agreement. Mr. Kasoff has no severance or change in control benefits. In connection with Imation Corp.’s ongoing transformation, the Committee no longer believes that the severance and change of control agreement that was in place with the named executive officers prior to May 2015 is appropriate.

For details on the terms of the provisions in the severance and change of control agreements and the amounts each executive officer would have received under the applicable agreement based on a hypothetical change of control and termination date of December 31, 2015, see “Severance and Change of Control Agreements with Named Executive Officers.”

Retirement Plans:  The Committee believes that retirement plan benefits are important for employee retention and to be competitive in the marketplace. Imation provides the following retirement plans for U.S.-based employees:

•	A 401(k) Plan under which eligible employees may contribute up to 60% of eligible earnings (up to certain IRS limits, which in 2015 were $17,500, plus an additional $5,500 for employees who have attained age 50). For 2015, the matching contribution formula under the 401(k) Plan was considered a “safe harbor” design under the Internal Revenue Code and IRS rules and is 100% of an employee’s contributions up to 5% of the employee’s eligible earnings.
•	Cash Balance Pension Plan (the “Pension Plan”), which was “frozen” as to new participants effective December 31, 2009; this means no employees hired or rehired after December 31, 2009 are eligible to participate in the Pension Plan. In addition, the Pension Plan was later amended to “freeze” the benefits of participants effective December 31, 2010. This means no participants in the Pension Plan will receive “pay credits” under the Pension Plan after December 31, 2010. Accrued benefits as of December 31, 2010 will continue to receive “interest credits” under the Pension Plan until a participant receives a distribution.
•	A Non-Qualified Pension Plan, which is a non-qualified supplemental retirement plan under the Internal Revenue Code that covers a select group of management or highly compensated employees. An eligible participant in the Non-Qualified Pension Plan receives a benefit upon termination of employment that makes up for benefits the employee did not receive (1) under the Pension Plan because of limits on Pension Plan benefits imposed by section 415 of the Internal Revenue Code and the compensation limit under section 401(a)(17) of the Code and (2) under the 401(k) Plan for performance-based discretionary contributions on and after December 31, 2011 because of the compensation limit under section 401(a)(17) of the Code (which was $265,000 in 2015). Like the Pension Plan, the Non-Qualified Pension Plan was “frozen” as to new participants effective December 31, 2009, except for certain newly hired (or rehired) employees who are named as participants in the Non-Qualified Pension Plan on or after December 31, 2011 for purposes of receiving a benefit based on the performance-based discretionary contribution portion of formula under the 401(k) Plan.

Additional details regarding all of the Imation retirement plans are provided in the section entitled “Compensation under Retirement Plans.”

Other Compensation and Benefits:  Historically, our executive officers have received a perquisite allowance at the 50th percentile (based on AonHewitt’s total compensation survey of manufacturing and technology companies and other general industry companies of relatively comparable size), which is not grossed-up. The executive officers may use the allowance for any perquisite they choose, including continuation of the executive life insurance policy. The Committee determined that providing the perquisite allowance was more in line with market data and aligned with shareholder concerns about provision of gross-ups for taxes for executive officers. The Committee continued payment of the portion of costs associated with a comprehensive annual medical exam not covered by our medical plan separate from the perquisite allowance. There was no increase in the perquisite allowance in 2015. Beginning in 2016, the perquisite allowance may discontinue.

Beginning in 2016, none of our executive officers receive a perquisite allowance.

Other Significant Compensation Decisions

The Committee has been reviewing our peer companies with the goal of changing the peer group to better reflect the changes to our company as part of our strategic transformation. Changes are being made over time. In May 2015, the Committee approved a new peer group for 2016 removing Plantronics, Inc., VOXX International Corporation and iRobot Corporation from the peer group listed above under “Setting Total Compensation.” We size adjust the executive compensation data of our peer group through regression analysis which mitigates the effect of using some larger peer companies.

The Committee has been reviewing our peer companies with the goal of modifying the peer group to better reflect the changes to our company as part of our strategic transformation. Changes are being made over time as we move through the phases of our strategic transformation. At this point, it is not possible to accurately determine the explicit factors that the Committee will consider in determining the appropriate peer group.

Deductibility of Executive Compensation:  Section 162(m) of the Internal Revenue Code limits Imation’s ability to deduct, for federal income tax purposes, certain compensation (which is not performance-based) in excess of $1 million per year paid to executive management personnel. The tax law exempts from this rule compensation resulting from the exercise of stock options granted under conditions specified in the regulations. Under Imation’s stock incentive plans, compensation deemed paid to an executive officer when he or she exercises an outstanding option, or when a performance-based restricted stock or cash performance-based awards vest, generally qualifies as performance-based compensation which will not be subject to the $1 million limitation. Other compensation is subject to the Section 162(m) $1 million deduction limit. The Committee has reviewed, and will continue to review as circumstances change, the effects of the Section 162(m) limit on the deductibility of amounts paid under Imation’s compensation programs.

Compensation Consultant:  In 2015, the Committee used AonHewitt as its compensation consultant. AonHewitt has acted as the Committee’s independent compensation consultant since 2007. AonHewitt’s fees for executive and director compensation consulting to the Committee in fiscal year 2015 were $163,281. AonHewitt also provides certain other compensation consulting services to management. These other services were not required to be approved by the Board of Directors or the Committee. No such compensation consulting services were provided in 2015.

Although Imation retains AonHewitt and its affiliates for other services, AonHewitt has informed the Committee that it maintains safeguards to promote the independence of its executive compensation consulting advice. According to AonHewitt, these independence policies include: (i) strong confidentiality requirements, a code of conduct and a strict policy against investing in client organizations; (ii) management of multiservice client relationships by separate account executives; (iii) clearly defined engagements with compensation committees that are separate from any other services provided; (iv) formal segregation of executive compensation services into a separate business unit; (v) no incentives for cross-selling of services and no compensation rewards based on other results; (vi) no offers of more favorable terms for companies that retain AonHewitt or its affiliates for additional services; and (vii) consulting work limited to boards, compensation committees and companies, with no representation of individuals in any capacity.

The Committee determined that the work of AonHewitt did not raise any conflicts of interest in the 2015 fiscal year. In making this assessment, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act, including the other services AonHewitt provided to Imation, the level of fees received from Imation as a percentage of AonHewitt’s total revenue, policies and procedures employed by AonHewitt to prevent conflicts of interest, and whether the individual AonHewitt advisers to the Committee own any Imation stock or have any business or personal relationships with members of the Committee or our executive officers.

Conclusion:  Imation and the Committee believe Imation’s compensation policies and practices are appropriately designed to meet Imation’s stated objectives and fully support our overall performance-based compensation philosophy and business objectives. Specifically, the compensation policies that exist today explicitly address the transitory nature of the Company’s business plan. The Board expects that its compensation policies will adapt in the future to address the Company’s evolution.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Imation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

COMPENSATION COMMITTEE
  Joseph De Perio, Chair
  Tracy McKibben
  Alex Spiro

The material in this report of the Compensation Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table for 2015

The table below shows compensation for the last three fiscal years for our named executive officers for 2015.

Summary Compensation Table for 2015

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Robert B. Fernander Interim Chief Executive Officer	2015	129,231	0	1,165,220	0	0	0	6,742	1,301,193

Barry L. Kasoff Chief Restructuring Officer and Former Interim Chief Financial Officer	2015	679,000	0	0	0	0	0	0	679,000

Mark E. Lucas Former President and Chief Executive Officer	2015	516,758	0	1,108,950	0	0	35,338	5,488,647	7,149,693
	2014	754,815	50	1,644,982	0	2,340,785	11,389	44,494	4,796,515
	2013	754,815	0	234,615	0	1,379,433	3,097	44,054	2,416,014
Scott J. Robinson Former Vice President and Chief Financial Officer	2015	289,904	0	184,824	0	0	12,819	613,686	1,101,233
	2014	264,809	100	198,874	0	335,405	3,756	25,401	828,345
	2013	245,005	0	23,078	0	171,875	3,038	24,350	467,346
Gregory J. Bosler Former Senior Vice President, Group President Consumer Storage and Accessories	2015	412,752	0	295,720	0	0	14,380	556,011	1,278,863
	2014	387,041	50	431,471	0	802,494	3,318	29,876	1,654,250
	2013	372,007	0	61,538	0	545,455	1,346	64,530	1,044,876
John P. Breedlove Former Vice President, General Counsel and Secretary	2015	345,967	0	184,824	0	0	-77	328,757	859,471
	2014	325,502	0	215,736	0	390,556	896	30,183	962,873
	2013	317,006	0	30,769	0	225,542	0	29,954	603,271
R. Ian Williams Former Vice President, Group President Tiered Storage and Security Solutions	2015	244,808	0	221,791	0	0	5,377	1,196,908	1,668,884
	2014	306,540	0	323,604	0	432,925	575	29,817	1,093,461
	2013	300,006	0	46,151	0	317,650	0	25,850	689,657

(1)	The amounts shown for 2014 are a 5 year service award for Messrs. Lucas and Bosler and a 10 year service award for Mr. Robinson. We award annual bonuses solely based on our achievement of certain performance targets. Accordingly, annual bonus amounts are provided in the Non-Equity Incentive Plan Compensation column of this table.
(2)	In accordance with Finance Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), we chose the grant date fair value of the restricted stock as equivalent to the closing stock price on the date of grant: The stock awards for 2015 include (i) the entire 2015 performance-based restricted stock award, as all of the metrics were set at the time of grant.
(3)	In accordance with FASB ASC Topic 718, we chose the Black-Scholes option pricing model to estimate the grant date fair value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price.
(4)	The amounts shown for 2015 are zero as the pro-rata portions of the 2015 ABP and the cash portions of the 2013, 2014 and 2015 performance awards were calculated and paid under the change in control provisions and recorded in “all other compensation” see the Supplemental All Other Compensation Table.

(5)	The amounts in this column represent changes in pension value. There are no non-qualified deferred compensation earnings for any of the named executive officers. The 2015 present value of our pension plans was calculated using the assumptions described in the Pension Benefits Table. See “Compensation Under Retirement Plans.”
(6)	The items for 2015 that make up the amounts in this column are described in the Supplemental All Other Compensation Table below.

Supplemental All Other Compensation Table

Name	Perks and Other Personal Benefits ($)(1)	Tax Reimbursements ($)(2)	Registrant Contributions to 401(k) and Non-Qualified Pension Plans ($)(3)	Severance Payment ($)
Robert B. Fernander	280	0	6,462	0
Barry L. Kasoff	0	0	0	0
Mark E. Lucas	23,175	977	13,250	5,451,245
Scott J. Robinson	16,155	72	13,250	584,209
Gregory J. Bosler	17,220	386	13,250	525,155
John P. Breedlove	17,220	160	13,250	298,127
R. Ian Williams	22,675	5,267	13,250	1,155,716

(1)	These amounts represent the perquisite allowance for the named executive officers. Mr. Fernander’s and Mr. Robinson’s amounts also reflect payments of $280 under our cell phone reimbursement program. Mr. Bosler’s and Mr. Robinson’s amounts also reflect payments of $420 under our cell phone reimbursement program, and Mr Williams also reflects the value of the Presidents Club trip.
(2)	These amounts represent the following: For Messrs. Lucas, Robinson and Bosler and Williams, a tax reimbursement related to the their benefits under the Non-Qualified Pension Plan based on performance-based discretionary contributions made under the 401(k) Plan in 2015 that they did not receive under the 401(k) Plan because of the compensation limit under section 401(a)(17) of the Code. Mr. Williams also reflects the tax reimbursement related to inclusion of income in regards to the Presidents Club trip.
(3)	The amount shown is the value of our matching contribution of cash to the accounts of the named executive officers under our 401(k) Plan. See “Compensation under Retirement Plans.”

Grants of Plan-Based Awards for 2015

The following table summarizes the 2015 grants of equity and non-equity plan-based awards made to each of the named executive officers in the Summary Compensation Table.

Grants of Plan-Based Awards For Fiscal 2015

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date(3)	Approval Date(4)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert B. Fernander			0	0	0
	Oct 14, 2015	Oct 14, 2015		0			574,000		1165220
Barry L. Kasoff
Mark E. Lucas			377,400	754,800	1,509,600
	Feb 12, 2015	Feb 12, 2015		2,250,000
	Feb 12, 2015	Feb 12, 2015					291,829		1,108,950
Scott Robinson			81,250	162,500	325,000
	Feb 12, 2015	Feb 12, 2015		375,000
	Feb 12, 2015	Feb 12, 2015					48,638		184,824
Gregory J. Bosler			120,278	240,555	481,110
	Feb 12, 2015	Feb 12, 2015		600,000
	Feb 12, 2015	Feb 12, 2015					77,821		295,720
John P. Breedlove			84,150	168,300	336,600
	Feb 12, 2015	Feb 12, 2015		375,000
	Feb 12, 2015	Feb 12, 2015					48,638		184,824
R. Ian Williams			81,375	162,750	325,500
	Feb 12, 2015	Feb 12, 2015		450,000
	Feb 12, 2015	Feb 12, 2015					58,366		221,791

(1)	The first line for each named executive officer represents a bonus opportunity under our 2015 ABP for 2015 performance. The actual amount paid out under our 2015 ABP is described in the Summary Compensation Table. The 2015 ABP performance conditions are described under “Compensation Discussion and Analysis-Bonuses.” The second line for Messrs. Lucas, Robinson, Bosler, Breedlove and Williams represents the LTI opportunity under the performance-based cash award granted in February 2015 (when the metric for 2015, 2016 and 2017 were set) under our 2011 Stock Incentive Plan. The performance-based cash award metrics for the 2015 LTI opportunity are described under “Compensation Discussion and Analysis-LTI.” A pro-rata portion of the 2015 award was calculated and paid upon the change in control in May 2015. Those amounts are included in the severance totals in the Supplemental All Other Compensation Table.
(2)	For each executive officer other than Mr. Fernander, the restricted stock grants represent the LTI opportunity under the performance-based restricted stock award granted in February 2015 (when the metric for 2015, 2016 and 2017 were set) under our 2011 Stock Incentive Plan. In the event of a Change in Control (as defined in the award agreement), the right to receive the shares will be converted to a right to receive the cash value of the shares at the time of the Change in Control and the executive would receive a prorated portion of the performance award as if the performance metric for the year of the Change in Control were met at target (100%) level. If an executive is terminated within twelve months of a Change in Control, the executive would receive an additional payment as if the all the performance metrics at the date of the Change in Control were met at target (100%) level, less any amounts previously paid at the time of the Change in Control. If an executive officer’s position is eliminated (other than for cause or after a Change in Control) or an executive officer dies or is deemed to have suffered a disability, then a portion of the restricted stock will vest for the performance period occurring during the year of termination, death or disability as if the performance metrics were met at the 100% level, prorated as of the date of termination, death or disability. Dividends, if any, on the restricted stock are accrued by Imation at the same rate as payable to all of our shareholders and are paid if and when the restricted stock vests. See “Compensation Discussion and Analysis-LTI.” The second line for

Mr. Fernander represents the performance based stock award granted in October 2015 with his appointment as CEO. The metrics were set for all tranches of the award at that time.
(3)	Pursuant to SEC rules, for all the performance-based restricted stock and cash awards, the grant date of the awards is the date the metrics were set by the Compensation Committee. February 12, 2015 is the date the metrics for the entire 2015 LTI opportunity were set for all except Mr. Fernander. October 14, 2015 is the date that Mr. Fernanders’s LTI grant in connection with his appointment as CEO was granted.
(4)	The approval date for the 2015 performance-based cash award agreement and the 2015 performance-based restricted stock represents the date the performance-based cash awards and performance-based restricted stock awards were originally approved by the Compensation Committee. The approval date for Mr. Fernander’s October 14, 2015 grant was the date of approval by the Committee for the award in connection with Mr. Fernander’s appointment as CEO on October 14, 2015.
(5)	The grant date fair value of the restricted stock reflects the achievement of the 2015 performance metric which was the probable outcome of the award at the time of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the total outstanding equity awards as of December 31, 2015 for each of the named executive officers in the Summary Compensation Table. For Messrs. Robinson and Williams, no amounts were outstanding as of December 31, 2015, as all outstanding equity awards granted to them were cancelled upon their departure from the Company.

Outstanding Equity Awards at 2015 Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Robert B. Fernander							574,000	(3)	786,380
Barry L. Kasoff
Mark E. Lucas	490	(3)			41.33	04/13/2017
	7,984	(3)			37.59	05/09/2017
	11,574	(3)			24.09	05/07/2018
	235,602				8.36	08/19/2018
	160,448				10.61	08/19/2018
	267,544				9.65	08/19/2018
	244,089		0		5.79	08/19/2018
Scott J. Robinson
Gregory J. Bosler	16,000				9.64	04/17/2016
	19,108				10.19	04/17/2016
	22,059				10.61	04/17/2016
	61,404				9.65	04/17/2016
	59,480		0	(4)	5.79	04/17/2016
John P. Breedlove	36,866				9.25	01/13/2019
	29,740		0	(4)	5.79	01/13/2019
R. Ian Williams

(1)	The market value is based on the closing price at December 31, 2015 (the last business day of the year) of $1.37.
(2)	These options were granted for Mr. Lucas’ service while he was a director of Imation.

(3)	A grant with respect to 150,000 shares of Company stock (the “first tranche”), which shall vest in full if the Executive is employed with the Company at a time when the Company’s stock price trades at or above $5.00 for 20 business days out of any 30 business day period; a grant with respect to 174,000 shares of Company stock (the “second tranche”) which shall vest in full if the Executive is employed with the Company at a time when the Company’s stock price trades at or above $7.50 for 20 business days out of any 30 business day period; and a grant with respect to 250,000 shares of Company stock (the “third tranche”) which shall vest in full if the Executive is employed with the Company at a time when the Company’s stock price trades at or above $10.00 for 20 business days out of any 30 business day period.

Option Exercises and Stock Vested

The following table summarizes the number of option awards exercised and restricted stock vested during 2014 for each of the named executive officers in the Summary Compensation Table.

Option Exercises and Stock Vested For Fiscal 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert B. Fernander	0	0	0	0
Barry L. Kasoff	0	0	0	0
Mark E. Lucas	0	0	182,109	740,671
Scott J. Robinson	0	0	20,656	83,983
Gregory J. Bosler	0	0	46,955	190,956
John P. Breedlove	0	0	23,477	95,476

(1)	The value realized on the vesting of stock awards is the fair market value of our common stock at the time of vesting.

Compensation Under Retirement Plans

In the past several years we made changes to our retirement plans to reduce our overall expenses and the risks associated with the volatility of defined benefit pension plan expenses and to more closely align our retirement benefit design with that of our peer companies.

Our Retirement Investment Plan (the “401(k) Plan”), a tax-qualified defined contribution pension plan under the Internal Revenue Code, covers our eligible domestic employees. Eligible employees may enroll in the 401(k) Plan after joining Imation and may contribute up to 60% of eligible earnings on a pre-tax basis, up to a maximum amount determined each year by the IRS. In 2015, the IRS limit was $17,500, plus an additional $5,500 for employees who have attained age 50.

Under the 401(k) Plan, the “safe harbor” matching contribution formula is 100% of the employee’s contributions up to 5% of the employee’s eligible earnings. The maximum matching contribution per employee for 2015 was $13,250. Matching contributions deposited in the 401(k) Plan’s trust by December 31, 2014 were made in the form of Imation stock (which the participant may elect to immediately transfer to other investment funds available under the 401(k) Plan) and are immediately vested. All matching contributions deposited in the 401(k) Plan’s trust after December 31, 2014 will be made in cash. The 401(k) Plan also allows Imation to make an annual performance-based discretionary contribution on behalf of eligible employees. For 2015, management and the Committee decided that due to the state of flux of Imation, a performance based element would not be put in place for 2015.

Our Cash Balance Pension Plan, a tax-qualified defined benefit pension plan under the Internal Revenue Code (the “Pension Plan”), was “frozen” as to new participants effective December 31, 2009; this means no employees hired or rehired after December 31, 2009 are eligible to participate in the Pension Plan. In addition, the Pension Plan was later amended to “freeze” the benefits of participants in the Pension Plan effective December 31, 2010. This means no participants in the Pension Plan will receive credit for new benefit accruals (referred to as “pay credits” under the Pension Plan) after December 31, 2010; their accrued benefits as December 31, 2010 will continue to receive annual interest credits (equal to the average yield on 30-year U.S. Treasury Bonds for November of the previous year) until they receive a distribution. For the 2015 Pension Plan year, the interest-crediting rate was 3.04%. Effective December 31, 2010, we also “froze” the additional benefits that had been provided each year under our Pension Plan to certain eligible former 3M Company employees who had accrued additional benefits in our Pension Plan since our spin-off in 1996.

Employees who participate in the Pension Plan may begin receiving payment of their vested accrued benefit after they terminate employment. The accrued benefit becomes vested when a current employee attains age 65 or has completed three years of vesting service under the Pension Plan. Payment of the vested accrued benefit may be in a lump sum or as a monthly pension having an equivalent actuarial value based on conversion factors established under the Pension Plan. Participants who elect to receive payment of their accrued benefit before they attain age 65 will receive a reduced benefit based on factors under the Pension Plan.

The Internal Revenue Code and IRS rules impose certain limitations on the amount of benefits that may be provided under tax qualified retirement plans, such as our 401(k) Plan and Pension Plan. These limits, among other things, cap the amount of compensation that may be considered under the 401(k) Plan and Pension Plan (this limit under section 401(a)(17) of the Code was $265,000 in 2015). Our Non-Qualified Pension Plan provides retirement benefits for certain eligible employees affected by these limits. An eligible participant in the Non-Qualified Pension Plan receives a benefit upon termination of employment that makes up for benefits the employee did not receive (1) under the Pension Plan because of limits on Pension Plan benefits imposed by section 415 of the Internal Revenue Code and the compensation limit under section 401(a)(17) of the Code and (2) under the 401(k) Plan for performance-based discretionary contributions made on and after December 31, 2011 because of the compensation limit under section 401(a)(17) of the Code. Like the Pension Plan, the Non-Qualified Pension Plan was “frozen” as to new participants effective December 31, 2009, except for certain newly hired (or rehired) employees who are named as participants in the Non-Qualified Pension Plan on or after December 31, 2011 for purposes of receiving a benefit based on the performance-based discretionary contribution portion of the formula. Benefits under the Pension Plan and Non-Qualified Pension Plan are vested after three years of service with Imation.

The following table summarizes the present accumulated value of the pension benefits of the named executive officers in the Summary Compensation Table as of December 31, 2015.

Pension Benefits

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year(3) ($)
Robert B. Fernander	Pension Plan	N/A	0	0
	Non-Qualified Pension Plan	N/A	0	0
Barry L. Kasoff	Pension Plan	N/A	0	0
	Non-Qualified Pension Plan	N/A	0	0
Mark E. Lucas	Pension Plan	7	25,716	0
	Non-Qualified Pension Plan	7	104,383	0
Scott J. Robinson	Pension Plan	12	83,176	0
	Non-Qualified Pension Plan	12	0	-7,042
Gregory J. Bosler	Pension Plan	7	24,136	0
	Non-Qualified Pension Plan	7	29,170	0
John P. Breedlove	Pension Plan	N/A	N/A	0
	Non-Qualified Pension Plan	5	6,273	0
R. Ian Williams	Pension Plan	N/A	N/A	0
	Non-Qualified Pension Plan	5	5,833	0

(1)	The credited service reported in this table does not impact the amount of benefits owed to each named executive under the Non-Qualified Pension Plan (because benefits under that plan are not calculated based on credited service) but it does show the vesting service each named executive has earned under the Pension Plan.

(2)	The present value was calculated using the following assumptions: a discount rate of 4.25%; an interest crediting rate of 3.25%; the years to age 65 for each named executive officer as follows: Mr. Lucas: 4.1667; Mr. Robinson: 15.9167; Mr. Bosler: 10.75; Mr. Breedlove: 6.75; and Mr. Williams:19.4167 and the following present value factor: Mr. Lucas: 0.9606; Mr. Robinson: 0.8578; Mr. Bosler: 0.9016; Mr. Breedlove: 0.9370; and Mr. Williams: 0.8293. Mr. Breedlove and Mr. Williams are not eligible for benefits under the Pension Plan because they were hired after the Pension Plan was frozen as to new participants. Their benefits under the Non-Qualified Pension Plan are based on performance-based discretionary contributions made on and after December 31, 2011 under the 401(k) Plan that they did not receive under the 401(k) Plan because of the compensation limit under section 401(a)(17) of the Code.

Severance and Change of Control Agreements with Named Executive Officers

Change of Control Benefits

We entered into a severance and change of control agreement (“Severance Agreement”) with each of the named executive officers in the Summary Compensation Table other than Messrs. Fernander and Kasoff. Under the Severance Agreement, upon a Change of Control (as defined below), an executive would receive an amount equal to a prorated portion of the annual bonus the executive would have been entitled to under the applicable annual bonus plan in effect for the calendar year in which the Change of Control occurs, and assuming that all of the performance metrics would be achieved at the target (100%) level, prorated based on the number of months in the year up to and including the month of the occurrence of the Change of Control (“Change of Control Bonus Payment”). This benefit recognizes that upon a Change of Control the metrics and focus for Imation would likely change from those existing prior to the Change of Control and acknowledges the efforts of the executives up until the Change of Control. Effective May 22, 2015, based on the election of Clinton Group nominees to the Board of Directors, a “Change of Control” occurred under the terms of the Company’s Amended and Restated Severance and Change in Control Agreements. Each of the named executive officers with a Severance Agreement received a Change of Control Bonus Payment. The amount of the Change of Control Bonus Payment is described in the Summary Compensation Table under the heading All Other Compensation.

With respect to LTI awards, on a Change of Control, the right to receive the shares of restricted stock will be converted to a right to receive an amount equal to the cash value of the restricted stock, based on the cash value of a share at the time of the Change in Control. Executives will be vested in a portion of the cash value of both the performance-based restricted stock and performance-based cash awards, assuming that the performance goal for the year of the Change in Control would be achieved at the target (100%) level, prorated based on the number of calendar days in the year up to and including the date of Change in Control (“Change of Control LTI Payment”). This benefit recognizes that upon a Change of Control the metrics and focus for Imation would likely change from those existing prior to the Change of Control and acknowledges the efforts of the executives up until the Change of Control. Effective May 22, 2015, based on the election of Clinton Group nominees to the Board of Directors, a “Change of Control” occurred under the terms of the LTI awards. Each of the named executive officers at the time of the Change of Control received a Change of Control LTI Payment. The amount of the Change of Control LTI Payment is described in the Summary Compensation Table under the heading All Other Compensation.

Benefits on Termination of Employment

The Severance Agreement also provides certain benefits on termination of employment by Imation for any reason other than Cause (as defined below) or termination of employment by the executive for Good Reason (as defined below). No severance benefits become payable under the Severance Agreement in the event of termination of employment upon death or disability.

Upon qualification for severance benefits, the executive would receive:

•	the full base salary earned and unpaid through the date of termination;
•	any amount earned by the executive as a bonus with respect to the fiscal year preceding the date of termination if such bonus has not been paid; and
•	an amount representing credit for any paid time off (“PTO”) earned or accrued by the executive but not taken during the current year.

In lieu of any further base salary payments to the executive for periods after the date of termination, and unless termination occurs after a Change of Control (as defined below) of Imation, the executive would also receive a cash amount equivalent to the sum of:

•	an amount equal to the target bonus under the applicable bonus plan for the fiscal year in which the date of termination occurs; plus
•	an amount equal to one year’s base salary for the fiscal year in which the date of termination occurs.
•	if (and only if) the required performance metrics under the applicable annual bonus plan for the fiscal year in which the date of termination occurs are met, an amount equal to a prorated portion of the annual bonus based on the number of days in the calendar year up to and including the date of termination, payable at the time of the payment under the applicable annual bonus plan for bonuses payable for that year.

In the event termination occurs after a Change of Control, the executive would instead be eligible to receive a cash amount depending on the time between the Change of Control and the termination, as follows:

•	if the termination is within one year after the Change of Control, then the lump sum is equal to two times the executive’s total annual base salary in effect for the fiscal year of termination plus two times the average of the annual bonuses for the two fiscal years prior to termination; and
•	if the termination is more than one year but within two years after the Change of Control, then the lump sum is equal to one times his or her total annual base salary in effect for the fiscal year of termination plus one times the average of the annual bonuses for the two fiscal years prior to termination.
•	in either case, an amount equal to a prorated portion of the annual bonus an executive would have been entitled to receive under the applicable annual bonus plan assuming that all of the performance metrics for the annual bonus plan would be achieved at the target (100%) level, prorated based on the number of days in the calendar year up to and including the date of termination, but not to the extent that amounts under the same annual bonus plan for the same fiscal year were previously paid at the time of the Change of Control.

“Cause” for purposes of the Severance Agreement means termination of the executive officer’s employment for one of the following six reasons:

•	gross incompetence or substantial failure to perform the executive officers’ duties;
•	misconduct that causes or is likely to cause harm to Imation or its reputation, as determined by Imation’s Board of Directors in its sole and absolute discretion (including insobriety at the workplace during working hours or the use of illegal drugs);
•	failure to follow directions of the Board of Directors that are consistent with an executive officer’s duties;
•	conviction of, or entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude, or the entry of an order by any federal or state regulatory agency permanently prohibiting the executive officer from participating in the conduct of the affairs of Imation;
•	commission of any act of dishonesty, theft, fraud, embezzlement, misappropriation or illegal conduct which is materially injurious to Imation, regardless of whether an indictment, criminal conviction or plea of no contest occurs; or
•	violation of any applicable laws, rules or regulations or failure to comply with applicable confidentiality, non-disparagement, non-solicitation and non-competition obligations to Imation, corporate code of business conduct or other material policies of Imation that could cause material injury to Imation, which if curable, is not cured within 30 days after notice to an executive.

“Good Reason” for purposes of the Severance Agreement means the occurrence of any of the following three events, other than in connection with termination of employment or reassignment for Cause, for disability or for death:

•	a material diminution, either prior to or following a Change of Control, of an executive officer’s authority, duties or responsibilities compared to those as of the date of the severance agreement; or
•	a material diminution, either prior to or following a Change of Control, in an executive officer’s base compensation (specifically excluding any long-term incentive compensation), excluding any reduction of benefits for the employees of Imation as a whole that affects an executive officer in a manner comparable to other senior executives of Imation; or
•	a material change in the geographic location for performance of services following a Change of Control (but excluding a relocation that does not increase the executive officer’s commute by more than 50 miles).

In order to terminate for “Good Reason,” an executive officer must provide Imation written notice within 90 days of the initial existence of the Good Reason event, and Imation must not have cured the “Good Reason” within 30 days of the receipt of the notice.

“Change of Control” for purposes of the Severance Agreement means any one of the following four events:

•	a transaction or series of related transactions where a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of Exchange Act) acquires beneficial ownership of at least 35% of our common stock;
•	if the individuals who are a majority of our Board of Directors (the “Incumbent Directors”) as of the date of the severance agreement cease to be a majority. Any director who is later nominated for election or elected by a majority of the Incumbent Directors, will also be considered an Incumbent Director;
•	a merger, reorganization, share exchange, consolidation or other similar transaction, a sale of all the assets of Imation or issuance of our stock in connection with the acquisition of stock or assets of another company, unless: (1) the existing beneficial owners of our Company own more than 50% of the outstanding common stock and voting power (in similar proportions as their ownership before the transaction); (2) no person, entity or group beneficially owns 35% or more of the outstanding common stock or voting power and (3) at least a majority of our Board of Directors are the same directors as of the time of the execution of the agreement or initial approval of the transaction; or
•	approval by the shareholders of dissolution of Imation.

We will also provide the executive with (i) a lump sum payment equal to the employer portion of our standard medical and dental insurance coverages, as elected by the executive, in an amount equivalent to 12 months of coverage following the date of termination or 24 months of coverage after termination if the termination follows a Change of Control and (ii) up to $10,000 in outplacement services from the vendor of an executive’s choice, payable directly to the vendor, to be used (or forfeited) within three months of the date of termination.

With respect to LTI awards, if an executive’s employment is involuntarily terminated (other than Termination for Cause) within twelve (12) months after a Change in Control or an executive terminates employment for Good Reason only on or after the 120th day following the Change in Control and within twelve (12) months after a Change in Control, the executive would be entitled to receive an additional payment as if the entire award was achieved at the target (100%) level as of the date of the Change in Control, less any amounts paid to the executive as of the date of the Change of Control as described above. See “Severance and Change of Control Benefits.” With respect to stock options, if an executive’s employment is involuntarily terminated (other than Termination for Cause) within twenty-four (24) months after a Change in Control, to the extent the only condition on the unvested options is the passage of time (any performance metrics having been met), the option would become immediately exercisable. In the event Imation terminates an executive’s employment (other than Termination for Cause) or an executive terminates employment for Good Reason (in each case, other than after a Change in Control as described below), or an executive dies or is deemed to have suffered a Disability, then the executive is vested in a portion of the LTI awards (both performance-based cash and performance-based restricted stock), assuming that the performance goal for the year of termination, death or Disability would be achieved at the target (100%) level, prorated based on the number of calendar days in the year up to and including the date of the executive’s termination, death or Disability. There would be no vesting for future years.

In November 2014, the Board approved certain changes to our form of severance agreement for executive officers. The Board determined that it was appropriate to remove the provisions that provide an executive with a cash “gross-up payment” to cover any federal excise tax due under Section 4999 of the Internal Revenue Code and also to reduce the severance and other Change of Control payments to an amount so that no federal excise tax is owed by the executive. The Board also approved additional changes which are incorporated into the description above and described in “Severance and Change of Control Benefits.”

In any termination, terminated executive officers will be entitled to receive standard benefits that they are entitled to receive under our 401(k) Plan, Pension Plan and Non-Qualified Pension Plan. The severance payment obligations may be terminated if the executive violates the provisions of the applicable agreement regarding confidentiality and non-competition. The Severance Agreement also provides that the payments under the agreement are intended to be exempt from or compliant with Section 409A of the Internal Revenue Code.

Separation Agreements with Messrs. Lucas Williams, Robinson and Breedlove

On August 19, 2015, Imation and Mr. Lucas entered into a separation agreement pursuant to which Mr. Lucas resigned from his employment with Imation effective as of that date and was paid the benefits he was entitled to under his equity award agreements and Severance Agreement as if his employment had been terminated for Good Reason following a Change in Control. The amount paid to Mr. Lucas appears in the Summary Compensation Table under All Other Compensation.

On September 28, 2015, Imation and Mr. Williams, entered into a separation agreement pursuant to which Mr. Williams resigned from his employment with Imation effective as of that date. Under the separation agreement, Mr. Williams received severance in the amount of $769,441 in lieu of any further rights or benefits under any Imation benefit plan or agreement, including without limitation, the Severance Agreement and the LTI awards as described above, other than standard benefits that they are entitled to receive under our 401(k) Plan, Pension Plan and Non-Qualified Pension Plan. The amount paid to Mr. Williams appears in the Summary Compensation Table under All Other Compensation.

On November 25, 2015, Imation and Mr. Robinson entered into a separation agreement pursuant to which Mr. Robinson resigned from his employment with Imation effective as of that date. Under the separation agreement, Mr. Robinson received severance in the amount of $300,548 in lieu of any further rights or benefits under any Imation benefit plan or agreement, including without limitation, the Severance Agreement and the LTI awards as described above, other than standard benefits that they are entitled to receive under our 401(k) Plan, Pension Plan and Non-Qualified Pension Plan. The amount paid to Mr. Robinson appears in the Summary Compensation Table under All Other Compensation.

On January 13, 2016, Imation and Mr. Breedlove entered into a separation agreement pursuant to which Mr. Breedlove resigned from his employment with Imation effective as of that date. Under the separation agreement, Mr. Breedlove received severance in the amount of $485,344.75 in lieu of any further rights or benefits under any Imation benefit plan or agreement, including without limitation, the Severance Agreement and the LTI awards as described above, other than standard benefits that they are entitled to receive under our 401(k) Plan, Pension Plan and Non-Qualified Pension Plan. The amount paid to Mr. Breedlove appears in the Summary Compensation Table under All Other Compensation.

For a description of the amounts payable to Mr. Bosler under the Severance Agreement based on a hypothetical termination of employment on December 31, 2015, which would qualify him for severance benefits, see the subsection entitled “Severance and Change of Control Benefits.” Mr. Bosler was the only remaining named executive officer as of December 31, 2015 with a Severance Agreement. For a description of the amounts payable to Mr. Fernander under his Employment Agreement based on a hypothetical termination of employment on December 31, 2015, which would qualify him for severance benefits, see the subsection entitled “Severance and Change of Control Benefits.

Severance and Change of Control Benefits.  Based upon a hypothetical termination date of December 31, 2015, the severance benefits for our named executive officers for a qualified termination without a Change of Control would have been as described below:

Name	Base Salary ($)(1)	Accrued Unused PTO ($)	Total ($)
Robert B. Fernander	600,000	8,077	608,077

Based upon a hypothetical Change of Control at December 31, 2015, the Change of Control benefits for our named executive officers would have been as described below:

Name	Severance Payment	Pro Rata Target Bonus Payment	Stock Option	Restricted Stock	LTI Plan	Retirement Benefit	Welfare Benefits	Outplace -ment	Amount Forfeited by Executive	Aggregate Payments	Excise Tax Paid by Executive
Gregory J. Bosler	$1,573,133	$240,555	$0	$0	$1,973,242	$0	$49,999	$10,000	$(1,864,990)	$1,981,939	$0

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract, motivate and retain talented and experienced executives to lead our Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers for 2015, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures, is hereby APPROVED on an advisory basis.”

Because the vote is advisory, it is not binding on us or the Board. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the votes cast at the Annual Meeting either in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY
APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL NO. 3
APPROVAL OF THE 382 RIGHTS AGREEMENT

On August 6, 2015, the Board of Directors adopted the 382 Rights Agreement, dated as of August 7, 2015 (the “382 Rights Agreement”), by and between the Company and Wells Fargo Bank, N.A., as Rights Agent.

The 382 Rights Agreement will automatically expire on August 6, 2016, if stockholder approval has not been received by or on such date, or on such earlier date as provided therein and described below.

Background and Reasons for the 382 Rights Agreement

The Board of Directors adopted the 382 Rights Agreement in an effort to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company and its subsidiaries (the “Tax Benefits”). If the Company experiences an “ownership change,” as defined in Section 382 of Code, the Company’s ability to fully utilize the Tax Benefits on an annual basis will be substantially limited, and the timing of the usage of the Tax Benefits and such other benefits could be substantially delayed, which could therefore significantly impair the value of those assets. The rights plan is intended to act as a deterrent to any person or group acquiring “beneficial ownership” of 4.9% or more of the Company’s outstanding shares of common stock, without the approval of the Board of Directors. The description and terms of the Rights (as defined below) applicable to the rights plan are set forth in the 382 Rights Agreement.

Description of the 382 Rights Agreement

The following description of the 382 Rights Agreement is qualified in its entirety by reference to the text of the 382 Rights Agreement, which is attached to this Proxy Statement as Appendix A. We urge you to read carefully the 382 Rights Agreement in its entirety as the discussion below is only a summary.

The Rights.  As part of the 382 Rights Agreement, the Board of Directors authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of the Company’s common stock, to stockholders of record at the close of business on September 10, 2015. Each Right entitles the holder to purchase from the Company a unit consisting of one one-hundredth of a share (a “Unit”) of Series A Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a purchase price of $15.00 per Unit, subject to adjustment (the “Purchase Price”). Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including the right to vote or to receive dividends in respect of Rights.

Acquiring Person; Exempt Persons; Exempt Transactions.  Under the 382 Rights Agreement, an “Acquiring Person” is any person or group of affiliated or associated persons (a “Person”) who is or becomes the beneficial owner of 4.9% or more of the outstanding shares of the Company’s common stock other than as a result of repurchases of stock by the Company, dividends or distribution by the Company, stock issued under certain benefit plans or certain inadvertent actions by stockholders. For purposes of calculating percentage ownership under the 382 Rights Agreement, outstanding shares of the Company’s common stock include all of the shares of common stock actually issued and outstanding. Beneficial ownership is determined as provided in the 382 Rights Agreement and generally includes, without limitation, any ownership of securities a Person would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder. The 382 Rights Agreement provides that the following shall not be deemed an Acquiring Person for purposes of the 382 Rights Agreement: (i) the Company or any subsidiary of the Company and any employee benefit plan of the Company, or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (ii) any Person that, as of August 7, 2015, is the beneficial owner of 4.9% or more of the shares of Common Stock outstanding (such Person, an Existing Holder) unless and until such Existing Holder acquires beneficial ownership of additional shares of common stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of common stock or pursuant to a split or subdivision of the outstanding shares of common stock) in an amount in excess of 0.5% of the outstanding shares of common stock.

The 382 Rights Agreement provides that a Person shall not become an Acquiring Person for purpose of the 382 Rights Agreement in a transaction that the Board of Directors determines is exempt from the 382 Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board of Directors, upon request by any Person prior to the date upon which such Person would otherwise become an Acquiring Person, including, without limitation, if the Board of Directors determines that (i) neither the beneficial ownership of shares of common stock by such Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Company.

Exercise of Rights; Distribution of Rights.  Initially, the Rights will not be exercisable and will be attached to all common stock representing shares then outstanding, and no separate Rights certificates will be distributed. Subject to certain exceptions specified in the 382 Rights Agreement, the Rights will separate from the common stock and become exercisable and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) 10 business days (or such later date as the Board of Directors shall determine) following a public announcement that a Person has become an Acquiring Person or (ii) 10 business days (or such later date as the Board of Directors shall determine) following the commencement of a tender offer, exchange offer or other transaction that, upon consummation thereof, would result in a Person becoming an Acquiring Person.

Until the Distribution Date, common stock held in book-entry form, or in the case of certificated shares, common stock certificates, will evidence the Rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred on the books and records of the Rights Agent as provided in the 382 Rights Agreement.

If on or after the Distribution Date, a Person is or becomes an Acquiring Person, each holder of a Right, other than certain Rights including those beneficially owned by the Acquiring Person (which will have become void), will have the right to receive upon exercise common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price.

In the event that, at any time following the first date of a public announcement that a Person has become an Acquiring Person or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board of Directors becomes aware of the existence of an Acquiring Person (any such date, the “Stock Acquisition Date”), (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the common stock of the Company is changed or exchanged or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price.

Exchange.  At any time following the Stock Acquisition Date and prior to the acquisition by the Acquiring Person of 50% or more of the outstanding common stock, the Board of Directors may exchange the Rights (other than Rights owned by such Person which have become void), in whole or in part, for common stock or Preferred Stock at an exchange ratio of one share of common stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right, subject to adjustment.

Redemption.  At any time until the earlier of the Distribution Date or the expiration date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Anti-Dilution Provisions.  The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or

(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). Generally, no adjustments to the Purchase Price of less than 1% will be made.

Amendments.  Any of the provisions of the 382 Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the 382 Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to correct defective or inconsistent provisions or to make changes which do not adversely affect the interests of holders of Rights other than an Acquiring Person.

Expiration.  The Rights and the 382 Rights Agreement will expire on the earliest of (i) 5:00 P.M. New York City time on August 7, 2018, (ii) the time at which the Rights are redeemed or exchanged pursuant to the 382 Rights Agreement, (iii) the date on which the Board of Directors determines that the 382 Rights Agreement is no longer necessary for the preservation of material valuable Tax Benefits or is no longer in the best interest of the Company and its stockholders, (iv) the beginning of a taxable year to which the Board of Directors determines that no Tax Benefits may be carried forward and (v) the first anniversary of the adoption of the Agreement if stockholder approval has not been received by or on such date.

The Board of Directors recommends that you vote FOR approval of the 382 Rights Agreement. The vote required to approve the 382 Rights Agreement is a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter.

PROPOSAL NO. 4
APPROVAL OF AMENDMENTS TO THE 2011 STOCK INCENTIVE PLAN

Summary

On April 18, 2016, the Board adopted, subject to shareholder approval, amendments (the “Stock Plan Amendments”) to the Imation Corp. 2011 Stock Incentive Plan, as amended and restated (2013) (the “2011 Incentive Plan”). If adopted by our shareholders, the Stock Plan Amendments would:

•	increase the number of shares of our common stock that may be issued pursuant to stock-based awards made under the 2011 Incentive Plan by 1,300,000 shares to a total of 7,343,000 shares;
•	allow for up to 5% of the shares authorized under the 2011 Stock Incentive Plan to be granted in the form of full-value awards without a one-year minimum vesting period (e.g., merit-based awards);
•	limit our Compensation Committee’s discretionary authority to accelerate the vesting of awards under the 2011 Incentive Plan to situations involving a change in control or a participant’s death or disability;
•	replace automatic acceleration of outstanding awards upon a change in control (“single trigger” vesting) with a requirement that the participant experience a qualifying termination in connection with or within two years following a change in control (“double trigger” vesting), unless the surviving entity does not assume or substitute the outstanding awards;
•	include a limited definition of “change in control” specifically applicable to awards granted under the 2011 Incentive Plan; and
•	remove the ability to transfer stock awards.

The 2011 Incentive Plan, as amended and restated as of 2013, was approved by our shareholders on May 8, 2013. The purpose of the 2011 Incentive Plan is to promote the interests of Imation and our shareholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee directors capable of assuring the future success of Imation and motivating such persons to put forth maximum efforts for the success of our business. The 2011 Incentive Plan allows us to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in Imation, thereby aligning the interests of such persons with our shareholders. The purpose of the Stock Plan Amendments is to permit the Company to continue to grant awards under the 2011 Incentive Plan beyond the date when the currently authorized shares have been exhausted, to give the Compensation Committee the flexibility to grant stock awards with special vesting terms and to protect shareholder interests and further strengthen our governance practices by making certain revisions to the change in control provisions applicable to awards granted under the 2011 Incentive Plan.

We currently award stock options, restricted stock and cash-based performance awards to employees, officers and restricted stock to non-employee directors under the 2011 Stock Incentive Plan. As of April 18, 2016, we had approximately 1,049,963 shares remaining available for future awards under the 2011 Incentive Plan, of which approximately 1,049,963 shares remained available for future grants of full value awards.

The Board believes that the continuation of stock-based compensation programs is essential in attracting, retaining and motivating highly qualified officers, employees and non-employee directors to enhance our success. The Stock Plan Amendments will allow us to continue to utilize the 2011 Incentive Plan for stock-based compensation, including full value awards, and will also provide the Compensation Committee with additional flexibility in selecting appropriate performance targets when granting performance awards. Therefore, the Stock Plan Amendments will allow the Committee to grant awards under the 2011 Incentive Plan in the future based on then-current objectives for aligning compensation with shareholder value.

A copy of the 2011 Incentive Plan, as amended and restated to reflect the Stock Plan Amendments, is attached as Appendix B to this Proxy Statement, with the amended text marked. The following is a summary of the material terms of the 2011 Incentive Plan as amended and restated by the Stock Plan Amendments, and is qualified in its entirety by reference to the full text of the 2011 Incentive Plan, as amended and restated, attached as Appendix B to this Proxy Statement.

Administration

The Compensation Committee administers the 2011 Incentive Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, including conditions for forfeiture or recoupment of awards, consistent with the provisions of the 2011 Incentive Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2011 Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Committee. Subject to the provisions of the 2011 Incentive Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the 2011 Incentive Plan and establish rules and regulations for the administration of the 2011 Incentive Plan.

The Compensation Committee may delegate its powers under the 2011 Incentive Plan to one or more directors (including a director who is also an officer), except that the Committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Internal Revenue Code. In addition, the Compensation Committee may authorize one or more of our non-director officers to grant stock options under the 2011 Incentive Plan, provided that stock option awards made by these officers may not be made to executive officers or directors who are subject to Section 16 of the Exchange Act. The Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

Eligible Participants

Any employee, officer, consultant, independent contractor, advisor or non-employee director providing services to us or any of our affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the 2011 Incentive Plan. As of April 25, 2016, approximately 240 employees, officers, consultants, independent contractors, advisors and directors were eligible as a class to be selected by the Committee to receive awards under the 2011 Incentive Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may currently be issued under all stock-based awards made under the 2011 Incentive Plan is 6,043,000. If the Stock Plan Amendments are approved by our shareholders, the maximum number of shares authorized under the 2011 Incentive Plan will be increased by 1,300,000 shares to 7,343,000 shares. Certain awards under the 2011 Incentive Plan are subject to limitations as follows:

•	No person may be granted in any calendar year awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, of more than 500,000 shares in the aggregate.
•	Non-employee directors, as a group, may not be granted awards in the aggregate of more than 1,000,000 of the shares available for awards.

The Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2011 Incentive Plan.

Types of Awards and Terms and Conditions

The 2011 Incentive Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);
•	stock appreciation rights (“SARs”);
•	restricted stock and restricted stock units;
•	dividend equivalents;
•	performance awards of cash, stock or property;

•	stock awards; and
•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2011 Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of such option except to satisfy legal requirements of foreign jurisdictions or if the option is in substitution for an option previously granted by an entity acquired by us. The grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such SAR. Determinations of fair market value under the 2011 Incentive Plan will be made in accordance with methods and procedures established by the Committee. The term of awards will not be longer than ten years from the date of grant. Awards will be adjusted by the Committee in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2011 Incentive Plan.

Stock Options.  The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights.  The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units.  The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee. The minimum vesting period for restricted stock and restricted stock units is one year from the date of grant, except that, as amended by the Stock Plan Amendments, up to 5% of the shares available for issuance may be granted with a shorter or no vesting period. As amended by the Stock Plan Amendments, the Committee may permit accelerated vesting only in the case of a participant’s death or disability or a change in control of Imation. If the participant’s employment or service as a director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited.

Dividend Equivalents.  The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not grant dividend equivalents in connection with grants of options or SARs.

Performance Awards.  In addition to options and SARs, the Committee may currently grant awards under the 2011 Incentive Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. A performance award may be payable in cash or stock and will be conditioned solely upon the achievement of one or more objective performance goals established by the Committee in compliance with Section 162(m) of the Internal Revenue Code. The Committee must determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant within the time period prescribed by Section 162(m) of the Internal Revenue Code. Performance awards which are not intended to qualify under Section 162(m) of the Internal Revenue Code may be granted under the 2011 Incentive Plan in addition to performance awards which are intended to so qualify, and only performance awards that are intended to so qualify are subject to the limitations in the 2011 Incentive Plan relating to Section 162(m).

Under the 2011 Stock Incentive Plan, performance goals must currently be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, market capitalization, economic value added, cash generation, cash flow (including operating cash flow, free cash flow and cash flow return on equity), unit volume, working capital, market share, cost reductions, strategic plan development and implementation, product-based goals and ratios (including price to earnings, debt to assets and debt to net assets ratios and ratios regarding liquidity, solvency, productivity or risk). The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. The limitation on performance goals which are set forth in the 2011 Incentive Plan only apply to performance awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m).

To the extent consistent with Section 162(m) of the Internal Revenue Code, the Compensation Committee may establish rules to permit the Committee to adjust any evaluation of the performance under the applicable goals to exclude the effect of certain events, including, but not limited to, asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

Under the 2011 Incentive Plan, the Compensation Committee will certify that the applicable performance goals have been met prior to payment of any performance awards to participants to the extent required by Section 162(m) of the Internal Revenue Code. The maximum amount that may be paid with respect to performance awards to any participant in the aggregate in any calendar year is $2,000,000 in value, whether payable in cash, stock or other property. The foregoing limitation applies only to the maximum amount payable pursuant to performance awards that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m).

Stock Awards.  The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2011 Incentive Plan.

Other Stock-Based Awards.  The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2011 Incentive Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2011 Incentive Plan. For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the 2011 Incentive Plan. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2011 Incentive Plan.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the shares previously set aside for such award will be available for future awards under the 2011 Incentive Plan. If shares of restricted stock awarded under the 2011 Incentive Plan are forfeited or otherwise reacquired by us prior to vesting, those shares will again be available for awards under the 2011 Incentive Plan. Shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award will not be available again for granting awards under the 2011 Incentive Plan.

Duration, Termination and Amendment

Unless discontinued or terminated by the Board, the 2011 Incentive Plan will expire on May 3, 2021. Awards may be granted under the 2011 Incentive Plan until the earlier to occur of termination of the Plan or the date on which all shares available for awards under the 2011 Incentive Plan have been purchased or acquired; provided, however, that incentive stock options may not be granted following the 10-year anniversary of the Board’s adoption of the 2011 Incentive Plan.

The Board may amend, alter, suspend, discontinue or terminate the 2011 Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the 2011 Incentive Plan that would (1) increase the number of shares of our common stock available under the 2011 Incentive Plan, (2) increase the award limits under the 2011 Incentive Plan, (3) permit awards of options or SARs at a price less than fair market value, (4) permit repricing of options or SARs, or (5) cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2011 Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange, The NASDAQ Stock Market LLC or any other securities exchange that are applicable to us.

Treatment of Awards Upon a Change in Control

If approved by shareholders at the 2016 Annual Meeting, the 2011 Incentive Plan, as amended by the Stock Plan Amendments, would replace the default “single-trigger” change in control provisions of the 2011 Incentive Plan with default “double trigger” provisions, unless the awards are not assumed by the surviving entity in the change in control. In other words, outstanding awards will not vest immediately upon the consummation of a change in control; instead, unless otherwise provided in the award agreement or other applicable agreement, if the outstanding awards are assumed, converted or replaced by the surviving entity, vesting would be accelerated only upon a qualifying termination in connection with or within two years following a change in control. The change in control provisions, as amended by the Stock Plan Amendments, are summarized below:

Double Trigger Vesting.  With respect to awards assumed, converted or substituted by the surviving entity in the change in control, if within two years after the effective date of the change of control, a participant experiences a qualifying termination (as defined in the 2011 Incentive Plan), then:

•	all of the participant’s outstanding stock options and stock appreciation rights will become fully vested and remain exercisable for a period of 90 days (or such longer period as provided in the award agreement) or until the earlier expiration of the original term of the stock option or stock appreciation right;
•	all time-based vesting restrictions on the participant’s outstanding awards will lapse as of the date of the qualifying termination; and
•	all performance criteria and other conditions to payment of the participant’s outstanding performance awards will be deemed to be achieved or fulfilled at the higher of (A) actual performance or (B) a prorated amount of awards at the target level of achievement, in either case.

Single Trigger Vesting.  If the awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change of control, then:

•	all outstanding stock options and stock appreciation rights will become fully vested and remain exercisable for a period of 90 days (or such longer period as provided in the award agreement) or until the earlier expiration of the original term of the stock option or stock appreciation right;
•	all time-based vesting restrictions on outstanding awards will lapse; and
•	all performance criteria and other conditions to payment of the participant’s outstanding performance awards will be deemed to be achieved or fulfilled at the higher of (A) actual performance or (B) a prorated amount of awards at the target level of achievement.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation for cash or a replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2011 Incentive Plan.

Transferability of Awards

Except as otherwise provided by the terms of the 2011 Incentive Plan, awards under the 2011 Incentive Plan may only be transferred by will or by the laws of descent and distribution. Under no circumstances may outstanding awards be transferred for value.

Federal Income Tax Consequences

Grant of Options and SARs.  The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.  Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.  The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs.  If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the 2011 Incentive Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.  Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2011 Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2011 Incentive Plan.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act.  Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation.  Under the 2011 Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.

Section 409A of the Internal Revenue Code.  The Committee will administer and interpret the 2011 Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2011 Incentive Plan or any award agreement would result in such adverse consequences, the Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2011 Incentive Plan.

New Plan Benefits

No awards made under the 2011 Incentive Plan prior to the date of the 2016 Annual Meeting of Shareholders have been made subject to shareholder approval of the Stock Plan Amendments. The number and types of awards that will be granted in the future under the 2011 Incentive Plan, as amended and restated, are not determinable, as the Committee will make these determinations in its sole discretion. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2011 Incentive Plan is approved by our shareholders. The closing price of a share of our common stock as reported on the New York Stock Exchange on April 25, 2016 was $1.53.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2015, including the 2011 Stock Incentive Plan, 2008 Stock Incentive Plan, the 2005 Stock Incentive Plan and the 2000 Stock Incentive Plan. As of December 31, 2015, options and restricted stock had been granted under the 2000 Stock Incentive Plan, 2005 Stock Incentive Plan and 2008 Stock Incentive Plan, and options, restricted stock, restricted stock units and stock appreciation rights had been granted under the 2011 Stock Incentive Plan. Our shareholders have approved all of the compensation plans listed below.

Equity Compensation Plans Approved by Shareholders	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
2011 Stock Incentive Plan	2,415,528	(1)	$3.31	125,649
2008 Stock Incentive Plan	1,609,222	(1)	$10.38	0	(2)
2005 Stock Incentive Plan	526,471		$31.29	0	(2)
Total	4,551,221		$9.02	125,649

(1)	This number does not include restricted stock of 1,347,199 shares under our 2011 Stock Incentive Plan or 1,718 shares under our 2008 Stock Incentive Plan.
(2)	No additional awards may be granted under our 2008 Stock Incentive Plan, 2005 Stock Incentive Plan, 2000 Stock Incentive Plan or 1996 Directors Stock Compensation Program.

The Board of Directors recommends that you vote FOR approval of the 2011 Incentive Plan, as amended and restated by the Stock Plan Amendments. The vote required to approve the 2011 Incentive Plan, as amended and restated, is a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that the total number of shares that vote on the proposal represents a majority of the shares outstanding on the record date.

PROPOSAL NO. 5
APPROVAL OF THE ISSUANCE OF UP TO 15% OF COMPANY’S OUTSTANDING SHARES
OF COMMON STOCK TO PAY INCENTIVE FEES ARISING FROM CLINTON
LIGHTHOUSE INVESTMENT

As previously disclosed, on February 8, 2016, we entered into a subscription agreement to invest up to $20 million of Imation’s excess cash in the Clinton Lighthouse Equity Strategies Fund (Offshore) Ltd. (“Clinton Lighthouse”). Clinton Lighthouse is designed to be a market neutral fund which aims to provide prompt liquidity to its investors. The Fund is managed by Clinton, a shareholder of the Company. Mr. De Perio, the Company’s Chairman of the Board, is a Senior Portfolio Manager at Clinton. Accordingly, the Board of Directors, in conjunction with management and with Mr. De Perio abstaining, reviewed various funds in evaluating this and several other potential investments and voted to approve the investment.

Pursuant to the agreement between the Company and Clinton relating to the investment, Clinton has waived its customary management fee and agreed to accept payment of any incentive fees on realized and unrealized gains from the Clinton Lighthouse investment in the form of Company common stock valued at $1.00 per share (“Issue Price”). As of the date of this proxy statement, no amounts have been paid under this agreement and no shares have been issued.

On April 29, 2016, we amended and restated the agreement with Clinton, subject to our receipt of shareholder approval of the issuance of common stock contemplated thereby, in order to adjust the Issue Price to $1.80 per share, effective May 1, 2016, which reflects a premium of 16% over the April 26, 2016 closing price of the Company’s common stock and a 21% premium over the prior 30-day average price of the Company’s common stock. Beginning May 1, 2016, if the daily volume-weighted average price (“VWAP”) of Company common stock is above $1.80 per share for 25 days in any 30-day period, then the Issue Price will be reset to a new price calculated at a 15% premium to the VWAP of the preceding 30-day period. Thereafter, the Company and Clinton Group will mutually agree upon the terms and conditions, including the price per share at which the Issue Price will be reset thereafter. The Company’s Audit and Finance Committee will meet every 30 days to evaluate the fairness of the value at which its Company common stock is used to pay incentive fees.

If the Clinton Lighthouse investment has positive income, then the Company will pay incentive fees in the form of Company common stock which could result in the Company issuing to Clinton more than 1% of the Company’s outstanding shares of common stock. Under New York Stock Exchange rules, we are required to seek shareholder approval for the issuance of more than 1% of the Company’s outstanding shares of common stock to Clinton.

Accordingly, we are asking our shareholders to approve the issuance of up to 15% of the number of outstanding shares of common stock of the Company to pay any incentive fees arising from the Clinton Lighthouse investment. The Company chose the maximum amount of 15% of its outstanding shares of common stock in order to preserve flexibility in order to be able to pay any Clinton Lighthouse incentive fees that become due over the coming several years or in the event that the Clinton Lighthouse investment’s performance exceeds expectations.

If shareholders approve this proposal, then Company will issue common stock on a quarterly basis to Clinton to satisfy any outstanding incentive fees. If shareholders do not approve this proposal, then any incentive fees or shortfall will be paid to Clinton in cash at the value which Clinton would otherwise have received in stock.

The Board of Directors recommends that you vote FOR approval of the issuance of up to 15% of the Company’s outstanding shares of common stock, instead of cash, to pay incentive fees from the Clinton Lighthouse Investment. The vote required to approve this Proposal, is a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter (excluding those shares held by Clinton, its employees and affiliates), provided that the total number of shares that vote on the proposal represents a majority of the shares outstanding on the record date.

PROPOSAL NO. 6
ADJOURNMENT OF ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL
PROXIES IN FAVOR OF PROPOSALS 3, 4 OR 5

At the Annual Meeting and any adjournment or postponement thereof, our stockholders may be asked to consider and vote upon a proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 3, 4 or 5.

We will only present this Proposal for a vote at the Annual Meeting if there are insufficient votes in favor of Proposals 3, 4 or 5.

The Board of Directors recommends that you vote FOR approval of the Adjournment Proposal. The vote required to approve the Adjournment Proposal, is a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that the total number of shares that vote on the proposal represents a majority of the shares outstanding on the record date.

HOUSEHOLDING

Shareholders were sent a paper copy of this Proxy Statement and our 2015 Annual Report. We have also sent to some of our shareholders the Notice containing instructions on how to access this Proxy Statement and our 2015 Annual Report on the internet. If more than one shareholder resides at the same address, those shareholders may have received notice of our intent to deliver only one Notice or one Proxy Statement and Annual Report, and we will do so unless we receive contrary instructions from one or more of the shareholders. Similarly, brokers and other intermediaries holding shares of common stock in brokerage accounts for more than one beneficial owner with the same address may deliver only one Notice or Proxy Statement and Annual Report to that address, if the appropriate notice was provided or consent obtained.

We will deliver promptly, upon written request to the address noted below or oral request to Wells Fargo Shareowner Services at 1-800-468-9716, a separate copy of the Notice or a separate copy of the Proxy Statement and/or 2014 Annual Report to a shareholder at a shared address to which a single copy was delivered, including a beneficial owner of stock held in “street name.” Any shareholder may use the address below or the phone number noted above, to obtain separate Notices, Proxy Statements and/or Annual Reports in the future or request delivery of a single copy of the Notice, Proxy Statement or Annual Report at an address where you are receiving multiple copies. If your shares are held in “street name” and you want to increase or decrease the number of copies of our Notice, Proxy Statement and/or Annual Report delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf. Requests to us should be addressed to:

Investor Relations
Imation Corp.
1099 Helmo Ave N. Ste 250
Oakdale, Minnesota 55128

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

If you wish to submit a shareholder proposal that is requested to be included in our Proxy Statement for our 2017 Annual Meeting, we must receive the proposal at our principal executive offices by the close of business on January 9, 2017. The proposal must also comply with all applicable statutes and regulations and must be sent to the attention of our Secretary.

If you want to present any other proposal or nominate a person to be elected as a director at our 2017 Annual Meeting, the proposal or nomination must be received in writing by our Secretary at our principal executive offices by March 26, 2017. However, if the Annual Meeting is to be held before May 25, 2017 or after July 24, 2017, then the proposal or nomination must be received before the later of (i) the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of the meeting date is made, whichever occurs first, and (ii) the close of business 90 days before the 2017 Annual Meeting. The proposal or nomination must contain the specific information required by our bylaws. You may obtain a copy of our bylaws by writing to our Secretary.

OTHER BUSINESS

We are not aware of any business to be presented at the Annual Meeting other than the business that is explained in this Proxy Statement. If any other matter is properly presented for a vote at the Annual Meeting, the holders of the proxies will have discretionary voting authority to vote your shares.

Dated: May 9, 2016	BY ORDER OF THE BOARD OF DIRECTORS, /s/ Danny Zheng Chief Financial Officer and Secretary

Appendix A

IMATION CORP.

and

WELLS FARGO BANK, N.A.

as Rights Agent

382 RIGHTS AGREEMENT

Dated as of August 7, 2015

382 RIGHTS AGREEMENT

382 RIGHTS AGREEMENT, dated as of August 7, 2015 (this “Agreement”), between Imation Corp., a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A., a national banking association (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Company and certain of its Subsidiaries (as hereinafter defined) have generated certain Tax Benefits (as hereinafter defined) for United States federal income tax purposes; the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Code (as hereinafter defined), and thereby preserve the Company’s current ability to utilize such Tax Benefits; and in furtherance of such objective, the Company desires to enter into this Agreement;

WHEREAS, on August 6, 2015 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board”) authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on September 10, 2015 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and the Distribution Date (as hereinafter defined), each Right initially representing the right to purchase one one-hundredth of a share of Series A Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the “Rights”); and

WHEREAS, the Board intends to submit the Plan to stockholders of the Company for ratification at the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) and may elect to extend the Plan for one or more successive three-year periods by re-submitting the Plan (together with any supplements or amendments) to the stockholders of the Company for ratification at one or more Annual Meetings of the Company’s Stockholders prior to the expiration date of the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of 4.90% or more of the Outstanding Shares, regardless of whether or not such Person continues to be the Beneficial Owner of 4.90% or more of the Outstanding Shares; provided, however, that an “Acquiring Person” shall not include (i) an Exempt Person or (ii) Existing Holder. Notwithstanding the foregoing: (A) no Person shall become an “Acquiring Person” solely as a result of (w) a reduction in the number of Outstanding Shares due to the repurchase of shares of Common Stock by the Company for cash or any other consideration, (x) a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock, (y) the exercise of any options, warrants, rights or similar interests (or the issuance of shares of restricted stock) granted by the Company to its directors, officers and employees and/or (z) an Exempt Transaction; and (B) if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person” has become such inadvertently, and such Person divests as promptly as practicable (as determined by the Board) or enters into a written agreement with the Company to divest a sufficient number of shares of Common Stock, in the manner determined by the Board in its sole discretion, so that such Person would no longer be an “Acquiring Person”, then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement.

(b) “Act” shall mean the Securities Act of 1933, as amended.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(d) “Agreement” shall have the meaning set forth in the preamble to this Agreement, as it may from time to time be supplemented, amended, renewed, restated or extended pursuant to the applicable provisions hereof.

(e) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” and have “Beneficial Ownership” of, any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person), compliance with regulatory requirements or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” under this subparagraph (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding (whether or not in writing) to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with respect to which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (e)) or disposing of any voting securities of the Company; or

(iv) which such Person actually owns (directly or indirectly) or would be deemed to actually or constructively own pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.

Notwithstanding the foregoing, nothing in this paragraph (e) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “Beneficially Own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty days.

(f) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(g) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(h) “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

(i) “Company” shall have the meaning set forth in the preamble to this Agreement until a successor corporation or entity shall have become such or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder pursuant to the applicable provisions of this Agreement, and thereafter, “Company” shall mean such successor or Principal Party, respectively.

(j) “Company Bylaws” shall mean the Amended and Restated Bylaws of the Company, as the same may be amended after the date hereof.

(k) “Company Charter” shall mean the Restated Certificate of Incorporation of the Company, as the same may be amended after the date hereof.

(l) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(m) “Distribution Date” shall mean the earlier of (i) the Close of Business on the 10th Business Day (or such later date as may be determined by the Board before the occurrence of the Distribution Date) after the Stock Acquisition Date or (ii) the close of business on the 10th Business Day (or such later date as may be determined by the Board before the occurrence of the Distribution Date) after the Tender Offer Commencement Date; provided, however, that if either of the Stock Acquisition Date or the Tender Offer Commencement Date occurs after the date of this Agreement and on or prior to the Record Date, then the Distribution Date shall be the Record Date.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Exempt Person” shall mean the Company or any Subsidiary of the Company and any employee benefit plan of the Company, or of any Subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

(p) “Exempt Transaction” shall mean any transaction that the Board determines, in its sole discretion, is exempt from this Agreement, which determination shall be made in the sole and absolute discretion of the Board, upon request by any Person prior to the date upon which such Person would otherwise become an Acquiring Person, including, without limitation, if the Board determines that (i) neither the Beneficial Ownership of shares of Common Stock by such Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Company.

(q) “Existing Holder” shall mean any Person that, as of the date hereof, is the Beneficial Owner of 4.90% or more of the Outstanding Shares unless and until such Existing Holder acquires Beneficial Ownership of additional shares of Common Stock in an amount in excess of 0.5% of the Outstanding Shares (other than as a result of a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) unless, upon becoming the Beneficial Owner of such additional share(s), such Existing Holder is not then the Beneficial Owner of 4.90% or more of the then Outstanding Shares.

(r) “Expiration Date” shall mean shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights are exchanged as provided in Section 24 hereof, (iv) the date on which the Board determines in its sole discretion that this Agreement is no longer necessary for the preservation of material valuable Tax Benefits, (v) the beginning of a taxable year of the Company to which the Board determines in its sole discretion that no Tax Benefits may be carried forward, (vi) the date on which the Board determines in its sole discretion that this Agreement is no longer in the best interest of the Company and its stockholders and (vii) the first anniversary of the adoption of the Agreement if shareholder approval has not been received by or on such date.

(s) “Final Expiration Date” shall mean the date upon which the Rights expire and shall be 5:00 P.M., New York City time on August 7, 2018, unless the Rights are previously redeemed, exchanged or terminated.

(t) “Outstanding Shares” shall mean, with respect to any particular date, all of the shares of Common Stock outstanding on such date as determined pursuant to the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.

(u) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, association, syndicate or other entity and includes an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act.

(v) “Preferred Stock” shall have the meaning set forth in the recitals to this Agreement, and, to the extent that there are not a sufficient number of shares of Series A Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Participating Preferred Stock.

(w) “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.

(x) “Section 13 Event” shall mean any event described in Section 13(a) hereof.

(y) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person, or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person.

(z) “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which an amount of securities or other ownership interest having ordinary voting power sufficient to elect at least a majority of the directors or other Persons having similar functions of such corporation or other entity are at the time, directly or indirectly, Beneficially Owned, or otherwise controlled by such Person.

(aa) “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(bb) “Tender Offer Commencement Date” shall mean the date that a tender or exchange offer or other transaction by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if, upon consummation thereof, such Person would become an Acquiring Person.

(cc) “Treasury Regulations” shall mean final, temporary and proposed regulation of the Department of Treasury under the Code and any successor regulation, including any amendments thereto.

(dd) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

(ee) The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Adjustment Shares	Section 11(a)(ii)
Board	Recitals
Common Stock Equivalents	Section 11(a)(iii)
Current Market Price	Section 11(d)(i)
Current Value	Section 11(a)(iii)
Equivalent Preferred Stock	Section 11(b)
Exchange Ratio	Section 24(a)
Original Rights	Section 1(e)(i)
Preferred Stock	Recitals
Principal Party	Section 13(b)
Purchase Price	Section 4(a)
Record Date	Recitals
Redemption Price	Section 23(a)
Rights	Recitals
Rights Agent	Preamble
Rights Certificate	Section 3(a)
Rights Dividend Declaration Date	Recitals
Section 11(a)(ii) Trigger Date	Section 11(a)(iii)
Spread	Section 11(a)(iii)
Substitution Period	Section 11(a)(iii)
Summary of Rights	Section 3(b)
Trading Day	Section 11(d)(i)

Section 2. Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as rights agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

Section 3. Issuance of Rights Certificates.

(a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of paragraphs (b) or (c) of this Section 3) by the balances indicated in the book-entry account system of the transfer agent for the Common Stock registered in the names of the holders of the Common Stock (which shares of Common Stock shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall also be deemed to be certificates for Rights), and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage-prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the

Distribution Date. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b) On or as promptly as practicable after the Record Date, the Company shall send by first class, postage prepaid mail, to each record holder of shares of Common Stock as of the Record Date a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), at the address of such holder shown on the records of the Company as of such date. The Company will make available the Summary of Rights to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to the Common Stock outstanding as of the Record Date, or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, such certificates for the Common Stock, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(c) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and shall bear the following legends:

(i) Confirmation and account statements sent to holders of shares of Common Stock in book-entry form (which shares of Common Stock shall also be deemed to represent certificates for Rights) shall bear the following legend:

“The shares of Common Stock, par value $0.01 per share, of Imation Corp. (the “Company”) entitle the holder hereof to certain Rights as set forth in the 382 Rights Agreement between the Company and the Rights Agent thereunder (the “Rights Agent”) dated as of August 7, 2015, as it may be amended, restated, renewed or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by the shares to which this statement relates. The Rights Agent will mail to the holder of shares to which this statement relates a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights Beneficially Owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.”

With respect to shares of Common Stock in book-entry form for which there has been sent a confirmation or account statement containing the foregoing legend, until the earlier of (A) the Distribution Date or (B) the Expiration Date, the Rights associated with the Common Stock represented by such shares of Common Stock shall be evidenced by such shares of Common Stock alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such shares of Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(ii) In the case of certificated shares, certificates representing shares of Common Stock (which certificates shall also be deemed to be certificates for Rights) shall bear the following legend if such certificates are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date:

“This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the 382 Rights Agreement between Imation Corp. (the “Company”) and the Rights Agent thereunder (the “Rights Agent”) dated as of August 7, 2015, as it may be amended, restated, renewed or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights Beneficially Owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.”

With respect to such certificates containing the foregoing legend, until the earlier of (A) the Distribution Date or (B) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights Beneficially Owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board, in its sole discretion, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Vice President (or more senior officer) of the Company, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep, or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 7(e) hereof, at any time on or after the Distribution Date (or, if the Distribution Date is the Record Date, 10 Business Days after the Distribution Date), but prior to the Expiration Date, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable.

(b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right initially shall be $15.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 7(f) and Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights Beneficially Owned by (i) an Acquiring Person (or an Associate or Affiliate of an Acquiring Person), (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect of the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates of such Beneficial Owner as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Capital Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this

Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise, nor shall the Company be required to issue or deliver any certificates (or make any entries in the book-entry account system of the transfer agent) for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10. Preferred Stock Record Date.  Each person in whose name any certificate or entry in the book-entry account system of the transfer agent for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate or entry in the book-entry account system shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate or entry in the book-entry account system shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.  The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares, through a reverse stock split or otherwise or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification; provided that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) In the event any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then, promptly following the later of the occurrence of such event and the Record Date, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).

(iii) In the event that the number of treasury shares and shares of Common Stock which are authorized by the Company Charter, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30 day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that action should be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such Current Market Price per share of Preferred Stock; provided that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights) or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification shall not have occurred prior to the commencement of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if on such date the shares of Common Stock are not so quoted or reported, the average of the high bid and low asked prices in the over-the-counter market as reported by any system then in use, or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If on any such date the Common Stock is not so listed, traded, quoted or reported and no such market maker is making a market in the shares of Common Stock, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii) For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) 3 years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Section 7, Section 9, Section 10, Section 13 and Section 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.

Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredth of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, through a reverse stock split or otherwise, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a share of Common Stock) in accordance with Section 26 hereof. Notwithstanding the immediately preceding sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) (each event referred to in clauses (x)-(z), a “Section 13 Event”), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event) and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12 month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Section 13(a) and Section 13(b) hereof shall promptly be performed in accordance with their terms and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

(d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of issuing such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price per share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15. Rights of Action.  All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in the holder’s own behalf and for the holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder’s right to exercise the Rights evidenced by such Rights Certificate (or, prior to the Distribution Date, of the Common Stock) in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders.  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated balance indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated balance indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, the associated Common Stock certificate, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence or willful misconduct (each as determined by a court of competent jurisdiction) on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or the balance indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, certificate for Common Stock or for other securities of the Company, any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence or willful misconduct (each as determined by a court of competent jurisdiction), provided, however, that the Rights Agent shall under no circumstances be liable for indirect, consequential, special or punitive damages hereunder. Anything herein to the contrary notwithstanding, any liability of the Rights Agent under this Agreement will be limited in the aggregate to an amount equal to three times the amount of fees paid by the Company to the Rights Agent.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, Section 13 or Section 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent) or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause (1) and/or (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with, and receiving written instruction from, the Company.

Section 21. Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or any State thereof, in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

(a) The Board may, at its option, at any time prior to the earlier of (i) the Distribution Date or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the

Current Market Price, as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

(b) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to Section 23(a) above, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24. Exchange.

(a) The Board may, at its option, at any time after the Stock Acquisition Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 7(e) hereof or Rights that have been exercised pursuant to Section 7 hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Outstanding Shares.

(b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro ratabased on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Equivalent Preferred Stock, as such term is defined in Section 11(b) hereof) for Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

(d) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(e) The Company shall not be required to issue fractions of shares of Common Stock or, in the case of certificated shares, to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof) or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

(b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Section 26. Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

Imation Corp.
1 Imation Place
Oakdale, Minnesota 55128
Attention: Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Wells Fargo Bank, N.A.
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55210
Attention: Dawn Coleman

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments.  Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Notwithstanding anything herein to the contrary, this Agreement may not be amended (other than pursuant to clauses (i) or (ii) of the second preceding sentence) at a time when the Rights are not redeemable. Notwithstanding anything herein to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Section 28. Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board, etc.  The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board or any of the directors on the Board to any liability to the holders of the Rights.

Section 30. Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

Section 31. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the 10th Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision requiring a specific group of directors of the Company to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company Charter and the Company Bylaws.

Section 32. Governing Law.  This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 33. Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34. Descriptive Headings.  Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

IMATION CORP.

By:	/s/ John P. Breedlove Name: John P. Breedlove Title: Vice President, General Counsel and Corporate Secretary

WELLS FARGO BANK, N.A.

By:	/s/ Darcie Rummel Name: Darcie Rummel Title: Officer

[Signature Page to 382 Rights Agreement]

Exhibit A

FORM OF
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES A PARTICIPATING PREFERRED STOCK

OF

IMATION CORP.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

Imation Corp., a Delaware corporation (the “Corporation”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, does hereby state and certify that pursuant to the authority vested in the Board of Directors of the Corporation (the “Board”) by the Restated Certificate of Incorporation of the Corporation, the Board on August 6, 2015 duly adopted the following resolutions creating a series of Preferred Stock designated as Series A Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount.  The shares of such series shall be designated as “Series A Participating Preferred Stock” and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Participating Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock, through a reverse stock split or otherwise, into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the

Ex A-1

numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in Paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.10 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights.  The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, through a reverse stock split or otherwise, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two directors.

Ex A-2

(ii) During any default period, such voting right of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to Paragraph (C)(iii) of this Section 3 or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board as may then exist up to two directors or, if such right is exercised at an annual meeting, to elect two directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request; such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) of this Section 3 to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

Ex A-3

(D) Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) except as provided in Paragraph (A)(iv) of this Section 4, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares.  Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of preferred stock or similar stock of the Company or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received an amount equal to $100 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating

Ex A-4

Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Paragraph (C) of this Section 6 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(C) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, through a reverse stock split or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, through a reverse stock split or otherwise, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption.  The shares of Series A Participating Preferred Stock shall not be redeemable.

Section 9. Ranking.  The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment.  At any time when any shares of Series A Participating Preferred Stock are outstanding, neither the Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

Ex A-5

Section 11. Fractional Shares.  Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designations, Preferences and Rights is executed on behalf of the Corporation by its duly authorized officer on this    day of August, 2015.

IMATION CORP.

By:	Name: Title:

Ex A-6

Exhibit B

[Form of Rights Certificate]

Certificate No. R-                            Rights

NOT EXERCISABLE AFTER 5:00 P.M., NEW YORK CITY TIME ON AUGUST 7, 2018, UNLESS THE RIGHTS ARE PREVIOUSLY REDEEMED, EXCHANGED OR TERMINATED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [IF APPLICABLE, THE FOLLOWING LEGEND SHALL REPLACE THE PRECEDING SENTENCE — THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]

Rights Certificate

Imation Corp.

This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the 382 Rights Agreement, dated as of August 7, 2015 (the “Rights Agreement”), as it may be amended, restated, renewed or extended from time to time, between Imation Corp., a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A., a national banking association (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M., New York City time on August 7, 2018, unless the Rights are previously redeemed, exchanged or terminated, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series A Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $15.00 per one one-hundredth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of August 7, 2015, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are Beneficially Owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate, are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as defined in the Rights Agreement).

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof

Ex B-1

and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at any time prior to the earlier of (A) the Distribution Date (as such term is defined in the Rights Agreement) and (B) the Final Expiration Date (as such term is defined in the Rights Agreement), at a redemption price of $0.001 per Right. Such Rights may also be exchanged by the Company in whole or in part for shares of Common Stock as provided in the Rights Agreement.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company.

Dated as of ,

ATTEST:	Imation Corp.
By:
Secretary	Title:

Countersigned:

Wells Fargo Bank, N.A.

By:

Authorized Signature

Ex B-2

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED  hereby

sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint  Attorney, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.

Dated: ,	Signature:

Signature Medallion Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)	this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
(2)	after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,	Signature:

Signature Medallion Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Ex B-3

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights
represented by the Rights Certificate.)

To: IMATION CORP.

The undersigned hereby irrevocably elects to exercise  Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number

Please print name and address

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights
Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

Please print name and address

Dated: ,	Signature:

Signature Medallion Guaranteed:

Ex B-4

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)	the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
(2)	after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,	Signature:

Signature Medallion Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Ex B-5

Exhibit C

FORM OF
SUMMARY OF RIGHTS TO PURCHASE
STOCK UNDER 382 RIGHTS AGREEMENT

On August 6, 2015, the Board of Directors (the “Board”) of Imation Corp. (the “Company”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), to stockholders of record at the close of business on September 10, 2015 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a “Unit”) of Series A Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”) at a purchase price of $15.00 per Unit, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a 382 Rights Agreement, dated as of August 7, 2015 (the “Rights Agreement”), by and between the Company and Wells Fargo Bank, N.A., a national banking association, as Rights Agent. The Rights are intended to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company and its subsidiaries (the “Tax Benefits”).

Initially, the Rights will be attached to the shares of Common Stock underlying the balances indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, all Common Stock certificates representing shares then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) 10 business days (or such later date as the Board shall determine) following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as described below) or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer, exchange offer or other transaction that, upon consummation thereof, would result in a person or group of affiliated or associated persons becoming an Acquiring Person. Until the Distribution Date, (A) the Rights will be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Stock registered in the names of the holders of the Common Stock or, in the case of certificated shares, the Common Stock certificates, and will be transferred with and only with such shares or, in the case of certificated shares, Common Stock certificates, (B) confirmation and account statements sent to the holders of shares of Common Stock in book-entry form or, in the case of certificated shares, new Common Stock certificates issued after the Record Date, will contain a notation incorporating the Rights Agreement by reference and (C) the transfer of any shares of Common Stock or, in the case of certificated shares, certificates for Common Stock, outstanding will also constitute the transfer of the Rights associated with such shares of Common Stock or, in the case of certificated shares, the Common Stock represented by such certificates. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

An Acquiring Person is any person or group of affiliated or associated persons who is or becomes the beneficial owner of 4.90% or more of the outstanding shares of Common Stock other than as a result of repurchases of stock by the Company, dividends or distributions by the Company, stock issued under certain benefit plans or certain inadvertent actions by stockholders. Beneficial ownership is determined as provided in the Rights Agreement and generally includes, without limitation, any ownership of securities a Person would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder. The Rights Agreement provides that the following shall not be deemed an Acquiring Person for purposes of the Rights Agreement: (i) the Company or any Subsidiary of the Company and any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (ii) any person that, as of August 7, 2015, is the beneficial owner of 4.90% or more of the outstanding shares of Common Stock (such person, an “Existing Holder”) unless and until such Existing Holder acquires beneficial ownership of additional shares of Common Stock in an amount in excess of 0.5% of the outstanding shares of Common Stock (other than pursuant to a dividend or distribution paid or made by

Ex C-1

the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) and after such acquisition is the beneficial owner of 4.90% or more of the then outstanding shares of Common Stock.

The Rights Agreement provides that a Person shall not become an Acquiring Person for purpose of the Rights Agreement in a transaction that the Board determines, in its sole discretion, is exempt from the Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board, upon request by any Person prior to the date upon which such Person would otherwise become an Acquiring Person, including, without limitation, if the Board determines that (i) neither the beneficial ownership of shares of Common Stock by such Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Company.

The Rights are not exercisable until the Distribution Date and will expire on the earliest of (i) 5:00 P.M., New York City time on August 7, 2018 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed or exchanged as provided in the Rights Agreement, (iii) the date on which the Board determines in its sole discretion that this Agreement is no longer necessary for the preservation of material valuable Tax Benefits, (iv) the beginning of a taxable year of the Company to which the Board determines in its sole discretion that no Tax Benefits may be carried forward, (v) the date on which the Board determines in its sole discretion that the Rights Agreement is no longer in the best interest of the Company and its stockholders and (vi) the first anniversary of the adoption of the Agreement if shareholder approval has not been received by or on such date.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise on or after the Distribution Date, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

For example, at an exercise price of $15.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following the event set forth in the preceding paragraph would entitle its holder to purchase $30.00 worth of Common Stock (or other consideration, as noted above) for $15.00. Assuming that the Common Stock had a per share value of $5.00 at such time, the holder of each valid Right would be entitled to purchase six shares of Common Stock for $15.00.

In the event that, at any time following the first date of public announcement that a person has become an Acquiring Person or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person (any such date, the “Stock Acquisition Date”), (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

Ex C-2

At any time after a the Stock Acquisition Date and prior to the acquisition by such person or group of 50% or more of the “outstanding shares” of Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Stock or Preferred Stock at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be required to be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time until the earlier of (A) the Distribution Date or (B) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including the right to vote or to receive dividends in respect of Rights. While the distribution of the Rights generally should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to correct defective or inconsistent provisions or to make changes which do not adversely affect the interests of holders of Rights other than an Acquiring Person.

A copy of the Rights Agreement has been or will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A or Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Ex C-3

Appendix B

NOTE: CHANGES MARKED IN THE TEXT BELOW REPRESENT THE PROVISIONS OF
THE EQUITY PLAN AMENDMENT.

IMATION CORP.
2011 STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED (2013)

(as proposed to be amended)

Section 1. Purpose.

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall ~~have the meaning ascribed to such term in an Award Agreement, or any other applicable employment, severance or change in control agreement between the Participant and the Company; provided, however, that no Award shall contain a definition of Change in Control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.~~mean any of the following events:

(i) any Person, other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, during any twelve-month period ending on the date of the most recent acquisition by such Person, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the

Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company (or any subsidiary thereof) with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also constitute a “change in control event” under Section 409A.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transactions or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).

“Company” shall mean Imation Corp., a Delaware corporation, or any successor corporation.

“Director” shall mean a member of the Board.

“Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

“Eligible Person” shall mean any employee, officer, consultant, independent contractor, advisor or non-employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the New York Stock Exchange as reported in the consolidated transaction reporting system on such date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading.

“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(e) of the Plan.

“Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit, line of business or product basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, productivity or risk) returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, market capitalization, economic value added, cash generation, cash flow (including operating cash flow, free cash flow and cash flow return on equity), unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the adjustment for charges related to an event or occurrence which the Committee determines is appropriate for adjustment, including, but not limited to, any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

“Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

“Plan” shall mean this Imation Corp. 2011 Stock Incentive Plan, as amended from time to time.

“Qualifying Termination” shall have the meaning ascribed to it in any applicable Award Agreement, and, if not defined in any applicable Award Agreement, shall mean termination of employment under circumstances that, in the judgment of the Committee, warrant acceleration of the exercisability of Options or Stock Appreciation Rights or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards under the Plan. Without limiting the generality of the foregoing, a Qualifying Termination may apply to large scale terminations of employment relating to the disposition or divestiture of business or legal entities or similar circumstances.

“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

“Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

“Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

“Shares” shall mean shares of Common Stock, par value of $0.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

“Specified Employee” shall mean a specified employee as defined in Code Section 409A(a)(2)(B) or applicable proposed or final regulations under ~~Code~~ Section 409A.

“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan. “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

“Surviving Entity” shall mean the surviving entity following a Change in Control of the Company.

Section 3. Administration.

(a) Power and Authority of the Committee.  The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares, other securities, other Awards, other property and other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and exchange for cash or another Award, a replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award (but only in situations involving the death or disability of the applicable Participant or in connection with a Change in Control); (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b) Delegation.  The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m). In addition, the Committee may authorize one or more officers of the Company to grant Options under the Plan, subject to the limitations of Section 157 of the Delaware General Corporation Law; provided, however, that such officers shall not be authorized to grant Options to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.

(c) Power and Authority of the Board of Directors.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m).

Section 4. Shares Available for Awards.

(a) Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be ~~6,043,000.~~7,343,000. Shares to be issued under the Plan may be authorized but unissued Shares, treasury shares or Shares acquired in the open market or otherwise. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Plan.

(b) Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan.

(d) Award Limitations Under the Plan.

(i) Section 162(m) Limitation for Certain Types of Awards.  No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 500,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year.

(ii) Section 162(m) Limitation for Performance Awards.  The maximum amount payable to any Participant that may be a “covered person” within the meaning of Section 162(m) pursuant to all Performance Awards which are intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) in the aggregate in any calendar year shall be $2,000,000 in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

(iii) [Deleted]

(iv) Limitation on Awards Granted to Non-Employee Directors.  Directors who are not also employees of the Company or an Affiliate may not be granted Awards in the aggregate for more than 1,000,000 Shares available for Awards under the Plan, subject to adjustment as provided in Section 4(c) of the Plan.

Section 5. Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision. Further, notwithstanding the foregoing, Options and Stock Appreciation Rights shall not be granted to an Eligible Person providing direct services to an Affiliate unless the Company has a “controlling interest” in such Affiliate within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).

Section 6. Awards.

(a) Options.  The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term.  The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The minimum vesting period of such Awards shall be one year from the date of grant. Notwithstanding the foregoing, the Committee may (i) permit acceleration of vesting of ~~such Awards~~Restricted Stock and Restricted Stock Units in the event of the Participant’s death~~,~~ or disability or ~~retirement or~~ a Change in Control of the Company~~.~~; and (ii) grant Restricted Stock and Restricted Stock Units that do not adhere to the one-year minimum restriction period requirement, or otherwise may waive the vesting requirements, with respect to up to the number of Restricted Stock and Restricted Stock Units that equals 5% in the aggregate (taking into account all such Awards, whether vested or unvested, as determined in accordance with Section 4(a) of the Plan) of the shares authorized for issuance under the Plan, as amended and restated as of April 26, 2016.

(ii) Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Dividend Equivalents.  The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.

(e) Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards that are granted to Eligible Persons who may be “covered employees” under Section 162(m) and that are intended to be “qualified performance-based compensation” within the meaning of Section 162 (m), to the extent required by Section 162(m), shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m).

(f) Stock Awards.  The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards.  The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(h) General.

(i) Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) ~~(i)~~ Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) ~~(ii)~~ Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) ~~(iii)~~ Term of Awards.  The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v) ~~(iv)~~ Limits on Transfer of Awards.  Except as otherwise provided in this Section 6(h)(v), no Award ~~(other than a Stock Award)~~ and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No ~~Award (other than a Stock~~ Award~~)~~ or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) ~~(v)~~ Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) ~~(vi)~~ Section 409A Provisions.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is 6 months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death)

unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

(viii) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Awards shall be subject to Section 9 of the Plan.

Section 7. Amendment and Termination; Corrections.

(a) Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, The NASDAQ Stock Market LLC or any other securities exchange that are applicable to the Company;

increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

increases the number of shares subject to the limitations contained in Sections 4(d)(i), (iii) and (iv) of the Plan or the dollar amount subject to the limitation contained in Section 4(d)(ii) of the Plan;

permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan;

permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b) (ii) of the Plan; and

would cause Section 162(m) to become unavailable with respect to the Plan.

(b) Amendments to Awards.  Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. Treatment of Awards Upon a Change in Control.

The provisions of this Section 9 shall apply in the case of a Change in Control, unless otherwise provided in the Award Agreement, the operative transaction agreements related to the Change in Control or any separate agreement with a Participant governing an Award.

(a) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by a Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control, if within two years after the effective date of the Change in Control, a Participant’s employment or service is terminated due to a Qualifying Termination, then:

(i) all of the Participant’s outstanding Options, Stock Appreciation Rights and other outstanding Awards (including, without limitation, Awards equitably converted or substituted in connection with a Change in Control) pursuant to which the Participant may have exercise rights shall become fully exercisable as of the date of such Qualifying Termination, and shall thereafter remain exercisable until the earlier of (1) the expiration of the original term of the Award and (2) the later of (i) ninety (90) days from the date of the Qualifying Termination and (ii) such longer period provided by the applicable Award Agreement;

(ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse as of the date of the Qualifying Termination, and shall be settled or paid in accordance with the applicable Award Agreement; and

(iii) all performance goals and other conditions to payment of the Participant’s outstanding Performance Awards shall be deemed to be achieved or fulfilled (A) at the actual performance level, as determined under the applicable Award Agreement, or (B) in respect of a prorated amount (based on the number of days elapsed in the performance period) of such Performance Awards at the target level of achievement, whichever is greater, and, in either case, payment of such Performance Awards as deemed to be so achieved or fulfilled shall be made or otherwise settled within thirty (30) days following the Qualifying Termination. The determination of achievement of performance goals and/or other conditions at actual performance shall be made by the Committee (or its designee) in its discretion, as of the end of the calendar quarter immediately preceding the date of the Qualifying Termination.

To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Non-Qualified Stock Options.

(b) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board:

(i) all outstanding Options, Stock Appreciation Rights and other outstanding Awards pursuant to which Participants may have exercise rights shall become fully exercisable as of the time of the Change in Control, and shall thereafter remain exercisable for a period of ninety (90) days or until the earlier expiration of the original term of the Award;

(ii) all time-based vesting restrictions on outstanding Awards shall lapse as of the time of the Change in Control; and

(iii) all performance criteria and other conditions to payment of outstanding Performance Awards shall be deemed to be achieved or fulfilled (A) as measured by the Committee (or its designee) in its discretion at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Change in Control (or as of the effective time of the Change in Control, in the case of Performance Awards in which the performance condition is measured by stock price or total shareholder return), or (B) in respect of a prorated amount (based on the number of days elapsed in the performance period) of such Performance Awards at the target level of achievement, whichever is greater, and, in either case, payment of such Performance Awards as deemed to be so achieved or fulfilled shall be made or otherwise settled within thirty (30) days after the date of the Change in Control; provided, however, that if such Awards constitute deferred compensation under Section 409A, the Awards shall vest on the basis described above but shall remain payable on the date(s) specified in the underlying Award Agreements.

To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Non-Qualified Stock Options.

Section 10. General Provisions.

(a) No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c) No Rights of Stockholders.  Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment or Directorship.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law.  The internal law, and not the law of conflicts, of the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(g) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 11. Effective Date of the Plan; Effect on Prior Plan.

The Plan, as amended and restated as of April 26, 2016, shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on ~~May 4, 2011~~June 24, 2016 and the Plan, as so amended, shall be effective as of the date of such stockholder approval. On and after the date of stockholder approval of the Plan, no awards shall be granted under the Company’s 2005 Stock Incentive Plan, but all outstanding awards previously granted under the 2005 Stock Incentive Plan shall remain outstanding in accordance with the terms thereof.

Section 12. Term of the Plan.

The Plan shall terminate at midnight on May 3, 2021, unless terminated before then by the Board. Awards may be granted under the Plan until the earlier to occur of termination of the Plan or the date on which all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. As long as any Awards are outstanding under the Plan, the terms of the Plan shall govern such Awards.

IMATION CORP.
1099 HELMO AVE.
STE. 250
OAKDALE, MN 55128

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E11403-Z67941-P80272

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMATION CORP.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3, 4, 5, 6 and 7.

	Yes	No
Check this box if you plan to attend the annual meeting. If you choose to vote your proxy by telephone, please do not hang up until you have been prompted and have replied regarding your attendance at the annual meeting.	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS
OFFICES OF WINSTON & STRAWN LLP
200 PARK AVENUE
NEW YORK, NEW YORK 10166-4193
JUNE 24, 2016 10 A.M. LOCAL TIME

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Shareholders are available at WWW.PROXYVOTE.COM.

E11404-Z67941-P80272

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMATION CORP.

The undersigned hereby appoints Joseph De Perio and Danny Zheng as proxies and attorneys-in-fact and hereby authorizes each of them to represent and vote, as provided on the other side, all the shares of Imation Corp. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held on Friday, June 24, 2016 at 10 a.m. local time at the Offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166-4193, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSALS 1 AND 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, FOR PROPOSAL 6, FOR PROPOSAL 7 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Furthermore, as a participant in the Imation Retirement Investment Plan ("RIP"), I hereby direct Fidelity Management Trust Company, as RIP Trustee, to vote at the 2016 Annual Meeting of Shareholders of Imation Corp., and at any adjournment thereof, all shares of Imation Corp. Common Stock allocated to my account in the Imation RIP, plus a pro rata portion of the shares that have not been allocated to participant accounts or for which no instructions are received, as designated on the reverse side. I understand that this card must be received by BROADRIDGE FINANCIAL SOLUTIONS, acting as tabulation agent for the RIP Trustee, by June 21, 2016. If it is not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares held in my account will be voted by Fidelity Management Trust Company in the same proportion that the other participants in the plan direct the RIP Trustee to vote shares allocated to their accounts. All voting instructions given by participants shall be held in strict confidence by the RIP Trustee.

(Continued and to be marked, dated and signed, on the other side)